UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Allegro MicroSystems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026 Notice of Annual Meeting and Proxy Statement Innovation with Purpose

LETTER TO SHAREHOLDERS

allegro

Manchester, NH

June 24, 2026

Dear Shareholder,

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Allegro MicroSystems, Inc. (the “Company”) at 8:30 a.m. Eastern Time on Wednesday, August 5, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe that the online, virtual meeting format enables the Annual Meeting to be accessible for all of our shareholders.

Holders of record of the Company’s outstanding shares of common stock, as of the close of business on June 10, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Every shareholder’s vote is important. Whether or not you plan to attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Therefore, I urge you to promptly submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

On behalf of the Board of Directors, thank you for your support of Allegro MicroSystems, Inc.

Sincerely,

Joseph R. Martin

Chairman of the Board of Directors

INNOVATION WITH PURPOSE

ALLEGRO MICROSYSTEMS, INC.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

Date and Time August 5, 2026 (Wednesday) 8:30 a.m. Eastern Time	Location Online at: meetnow.global/ALGM2026	Who Can Vote Shareholders as of June 10, 2026 are eligible to vote

Time	8:30 a.m., Eastern Time on Wednesday, August 5, 2026.

Place

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: meetnow.global/ALGM2026 at the meeting date and time. Beneficial holders may be required to register in advance to attend the Annual Meeting. See the attached proxy statement for additional information. There is no physical location for the Annual Meeting.

Items of Business
1.
To elect Jennie M. Raubacher, Brian C. White and Robert J. Willett as Class III Directors to serve until the 2029 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 26, 2027;
3.
To approve, on an advisory basis, the Company’s executive compensation; and
4.
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Voting

Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

Who Can Vote

Holders of record of our outstanding shares of common stock as of the close of business on June 10, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such shareholders will be open to the examination of any shareholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices during ordinary business hours at 955 Perimeter Road, Manchester, New Hampshire, 03103.

INNOVATION WITH PURPOSE

INNOVATION WITH PURPOSE

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Allegro MicroSystems, Inc. (“we,” “us,” “our,” the “Company” or “Allegro”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Wednesday, August 5, 2026 (the “Annual Meeting”), at 8:30 a.m. Eastern Time, and at any continuation, postponement, or adjournment of the Annual Meeting. In order to provide accessibility to the meeting to all shareholders, the Annual Meeting will be a completely virtual meeting conducted via live, online webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: meetnow.global/ALGM2026 at the meeting date and time. In order to attend, if you hold your shares through an intermediary, such as a bank, broker, or other nominee, you must register in advance prior to the deadline of 5:00 p.m. Eastern Time on August 3, 2026. Please refer to “How can I attend the Annual Meeting?” for information on how to register. There is no physical location for the Annual Meeting.

Holders of record of our outstanding shares of common stock, $0.01 par value per share (“Common Stock”), as of the close of business on June 10, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 186,309,064 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 27, 2026 (the “2026 Annual Report”) will be released on or about June 24, 2026 to our shareholders as of the Record Date.

Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of links and website addresses in this proxy statement are textual references only. Moreover, certain disclosures in this proxy statement—including relating to our aspirations, goals and any statements other than historical fact—are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to varying risks and uncertainties, including risks and uncertainties relating to alignment with stakeholder expectations, which may cause ultimate results to differ materially. However, our discussion of various items (including sustainability and environmental, social and governance (“ESG”) information) herein or elsewhere is informed by the interests of various frameworks and stakeholders, and such information may not necessarily be material for purposes of our U.S. securities filings or other regulatory purposes. Our approach to such matters may evolve, particularly as standards, methodologies and expectations change, but also for other reasons which may be out of our control.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 5, 2026

This proxy statement and our 2026 Annual Report are available at investors.allegromicro.com/financials/annual-reports.

Proposals

At the Annual Meeting, our shareholders will be asked:

Proposals	Board Vote Recommendation	For Further Details

To elect Jennie M. Raubacher, Brian C. White and Robert J. Willett as Class III Directors to serve until the 2029 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified

	“FOR” each director nominee	Page 7
To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending March 26, 2027	“FOR”	Page 14
To approve, on an advisory basis, the Company’s executive compensation	“FOR”	Page 15
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting

INNOVATION WITH PURPOSE	1

We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

PROXY STATEMENT SUMMARY

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

a.
FOR the election of each of Jennie M. Raubacher, Brian C. White and Robert J. Willett as Class III Directors to serve until the 2029 Annual Meeting of Shareholders;
b.
FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending March 26, 2027; and
c.
FOR the approval, on an advisory basis, of the Company’s executive compensation.

If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why You Received this Proxy Statement. You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2026 Annual Report available to our shareholders electronically via the Internet. On or about June 24, 2026, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2026 Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2026 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card or voting instruction form included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered a single copy of the 2026 Annual Report, proxy statement or Notice, as applicable, to multiple shareholders who share an address, unless we received contrary instructions prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the 2026 Annual Report, proxy statement or Notice, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the 2026 Annual Report, proxy statement or Notice, or separate copies of proxy materials in the future, contact our transfer agent, Computershare Trust Company, N.A. (“Computershare”), at (800) 736-3001 or write them at Computershare, P.O. Box 43006, Providence, RI 02940-3006.

If you are currently a shareholder sharing an address with another shareholder receiving multiple copies and wish to receive only one copy of future proxy materials for your household, please contact Computershare at the above phone number or address.

INNOVATION WITH PURPOSE	2

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF SHAREHOLDERS

1.
Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is June 10, 2026. You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. Holders of Common Stock vote as a single class on any matter that is submitted to a vote of shareholders, unless otherwise required by law or our Third Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 186,309,064 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

2.
What is the difference between being a “registered” holder and holding shares in “street name” as a “beneficial” holder?

A “registered” holder is a shareholder of the Company that holds shares in his or her own name. A “beneficial” holder is a shareholder of the Company that holds shares in “street name,” meaning the shares are held in the name of a bank, broker or other nominee on a person’s behalf.

3.
Am I entitled to vote if I am a beneficial holder that holds my shares in “street name” through a bank, broker, or other nominee?

Yes. If your shares are held by a bank, brokerage firm, dealer or other similar organization, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank, brokerage firm or other nominee, and if you received printed copies of our proxy materials, you will also be provided a voting instruction form. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares, and the bank, brokerage firm or other nominee is required to vote your shares in accordance with your instructions. Alternatively, you may vote your shares by attending the Annual Meeting and voting during the virtual Annual Meeting. Please see the section below entitled “How can I attend the Annual Meeting?” for instructions on how to attend the virtual Annual Meeting and vote your shares.

4.
How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our Common Stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

5.
How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live, online webcast. You are entitled to participate in the Annual Meeting if you were a registered or beneficial holder as of the close of business on the Record Date. No physical meeting will be held.

If you are a registered holder as of the Record Date, you will be able to attend the Annual Meeting online and ask a question or vote during the Annual Meeting by visiting meetnow.global/ALGM2026. Please follow the instructions on your proxy card that you received. During the Annual Meeting, you will be able to vote your shares electronically by clicking on the “Vote” link on the meeting center site.

If you are a beneficial holder as of the Record Date with shares that are held in “street name” through a bank, broker or other nominee and want to attend the Annual Meeting online (with the ability to ask a question and/or vote, if you choose to do so), you must register in advance using the following instructions.

To register to attend the Annual Meeting online, you must submit proof of your proxy power (a “Legal Proxy”) reflecting your ownership of the Company’s Common Stock as of the Record Date, along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on August 3, 2026. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

INNOVATION WITH PURPOSE	3

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF SHAREHOLDERS

Requests for registration should be directed to Computershare using either of the following:

By email:	Forward the email from your bank, broker or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com
By mail:	Computershare
Allegro MicroSystems, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Advance registration for the Annual Meeting is only required if you are a beneficial holder.

6.
What does it mean if I receive more than one Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers or other nominees. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

7.
How do I vote?

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote prior to the Annual Meeting, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.

Registered Holders

Registered holders may vote online, by telephone or by mail prior to the Annual Meeting. Registered holders may vote online at www.envisionreports.com/ALGM, 24 hours a day, seven days a week. Registered holders may vote by telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. Registered holders will need the control number included in their Notice or proxy card in order to vote online or by telephone. Registered holders that received a copy of the proxy card by mail may also vote by mail by completing, signing and dating the proxy card and returning it in the prepaid envelope to Proxy Services c/o Computershare Investor Services, P.O. Box 43101, Providence, RI
02940-5067. Registered holders submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than 11:59 p.m. Eastern Time on August 4, 2026.

Registered holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, registered holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.

Beneficial Holders

If you are a beneficial holder with shares that are held in “street name” through a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting may also be offered to shareholders owning shares through certain banks, brokers and other nominees.

Beneficial holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, beneficial holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.

INNOVATION WITH PURPOSE	4

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF SHAREHOLDERS

8.
How can I change my vote after I submit my proxy?

If you are a registered holder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or by telephone;
•
by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•
by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in “street name,” you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote online at the Annual Meeting.

9.
Who will count the votes? Is my vote confidential?

A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

10.
What if I do not specify how my shares are to be voted?

If you submit a duly executed proxy that is timely received by the Company but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above. For beneficial holders, proxies submitted without voting instructions could result in broker non-votes for certain matters. See “What are broker non-votes and do they count for determining a quorum?” below for additional information.

11.
Will any other business be conducted at the Annual Meeting?

We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

12.
Why hold a virtual meeting instead of a physical meeting?

In order to make the meeting accessible to all shareholders, our Board has decided to hold a virtual Annual Meeting. With this live, online webcast format, we believe we will provide our shareholders with substantially the same opportunities to participate as you would have at an in-person meeting.

13.
What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (Chrome, Edge, Firefox and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note, Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection at the location where they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. If you need further assistance accessing the meeting, you may call 1-888-724-2416 or, for international callers, 1-781-575-2748.

INNOVATION WITH PURPOSE	5

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF SHAREHOLDERS

14.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect on the outcome because they are not considered votes cast.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes, if any, will have no effect on the outcome because they are not considered votes cast. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on Executive Compensation	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome because they are not considered votes cast.
15.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of PwC as our independent registered public accounting firm and the approval, on an advisory basis, of our executive compensation represent a shareholder’s affirmative choice to decline to vote on such proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PwC or the approval, on an advisory basis, of our executive compensation.

16.
What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker: (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PwC as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory basis, of our executive compensation. Broker non-votes do count for purposes of determining whether a quorum is present.

17.
Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

INNOVATION WITH PURPOSE	6

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

We currently have eleven directors on our Board. At the Annual Meeting, three Class III Directors, Jennie M. Raubacher, Brian C. White and Robert J. Willett, are to be elected to hold office until the 2029 Annual Meeting of Shareholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal. As previously reported, each of Richard R. Lury and Susan D. Lynch, who currently serve as Class III Directors, has informed the Company that they will not be standing for re-election when their current term expires at the Annual Meeting. The Board has voted to reduce the size of the Board to nine members immediately following the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Third Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successors to directors with expiring terms will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class III, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2029 Annual Meeting of Shareholders; Class I, whose term will expire at the 2027 Annual Meeting of Shareholders; and Class II, whose term will expire at the 2028 Annual Meeting of Shareholders.

The current Class I Directors are Joseph R. Martin, Krishna G. Palepu and Mary G. Puma; the current Class II Directors are Michael C. Doogue, Katsumi Kawashima and Yoshihiro (Zen) Suzuki; and the current Class III Directors are Richard R. Lury, Susan D. Lynch, Jennie M. Raubacher, Brian C. White and Robert J. Willett. We are party to a Second Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) between us and Sanken Electric Co., Ltd. (“Sanken”), which further amended and restated the stockholders’ agreement that we entered into in connection with our initial public offering of our Common Stock in 2020 (“IPO”). Pursuant to the rights provided in the Stockholders Agreement, Messrs. Kawashima and Lury were each designated by Sanken, and the Nominating and Governance Committee of the Board (the “NGC”) designated the other director nominees for nomination by the Board. In connection with Mr. Lury’s decision not to stand for re-election, Sanken notified the Company that it was designating Mr. Willett for nomination by the Board for re-election at the Annual Meeting, and the Company and the NGC consented to this designation, provided that Sanken continued to meet the ownership threshold specified in the Stockholders Agreement that entitles them to designate two designees. For more information regarding the Stockholders Agreement, see “Corporate Governance—Stockholders Agreement” on page 19.

The division of our Board into three classes with staggered three-year terms may make a change of our management or a change in control of our Company more difficult. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors; provided, however, that the directors who were originally designated for nomination in accordance with the Stockholders Agreement may be removed with or without cause, but only in accordance with, and to the extent provided by, the terms of the Stockholders Agreement.

If you submit a duly executed proxy that is timely received by the Company but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election of each of Ms. Raubacher and Messrs. White and Willett as Class III Directors. In the event that any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any of Ms. Raubacher or Messrs. White or Willett will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

INNOVATION WITH PURPOSE	7

PROPOSAL ONE: ELECTION OF DIRECTORS

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the election of each of the below Class III Director nominees.

Nominees For Class III Director (terms to expire at the 2029 Annual Meeting)

The principal occupations and business experience, for at least the past five years, of each Class III Director nominee for election at the Annual Meeting are as follows:

Jennie M. Raubacher
Age: 50 Board Committees: Audit

Ms. Raubacher has served as a member of our Board since April 2024. Ms. Raubacher has over 25 years’ experience in investment banking focused on the semiconductor, technology and telecom sectors, and has advised numerous C-suite executives and boards of directors around the world on strategic and financing transactions. Ms. Raubacher served as Managing Director at Wells Fargo & Company (“Wells Fargo”) and led Wells Fargo’s global semiconductor and electronics investment banking practice from 2011 until March 2024. Prior to joining Wells Fargo in 2011, Ms. Raubacher was an investment banker focused on the technology, media and telecom sectors from 1998 to 2011 at Lehman Brothers Inc. and Barclays Capital Inc. (following its acquisition of Lehman Brothers). Ms. Raubacher serves on the Women’s Leadership Council of the GSA (Global Semiconductor Alliance). Ms. Raubacher received her A.B. magna cum laude from Harvard University and her M.B.A. from Stanford University.

We believe Ms. Raubacher’s extensive experience in leadership positions at financial institutions, her deep knowledge of the semiconductor industry and insight into the broader technology ecosystem, make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	8

PROPOSAL ONE: ELECTION OF DIRECTORS

Brian C. White
Age: 61 Board Committees: Audit Compensation

Mr. White joined our Board in June 2026. Mr. White has over 30 years of leadership experience across the semiconductor and high-technology industries. Most recently, he served as the Chief Financial Officer for Ambarella, Inc. (“Ambarella”), a system-on-chip provider of low-power AI vision processors, from March 2022 until his retirement in February 2024. Prior to Ambarella, Mr. White served as the Chief Financial Officer for Maxim Integrated Products, Inc., a supplier of high-performance analog and mixed-signal semiconductor solutions, from August 2019 until its acquisition by Analog Devices, Inc. in August 2021. From 2007 to March 2019, Mr. White held roles of increasing responsibility at Integrated Device Technology, Inc. (“IDT”), including serving as Chief Financial Officer from September 2013 until IDT’s acquisition by Renesas Electronics Corporation in 2019, and previously as Vice President of Finance and Treasurer. Earlier in his career, Mr. White held various financial and operational management positions at NVIDIA Corporation, Hitachi GST, IBM, and Deloitte. Mr. White currently serves as a director of FormFactor, Inc., a publicly traded semiconductor test and measurement company, where he chairs the Audit Committee. Mr. White holds a B.A. in Business Administration from Seattle University and an M.B.A. from the University of Notre Dame. He is also a licensed Certified Public Accountant and a Certified Financial Planner.

We believe Mr. White’s substantial knowledge of the semiconductor and high-technology industries, his extensive experience as a chief financial officer at multiple international semiconductor companies, his deep functional expertise in finance, global operations, management and M&A, and his other public company board experience make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: FormFactor, Inc.	PAST FIVE YEARS: None

Robert J. Willett
Age: 59 Board Committees: Audit Compensation

Mr. Willett joined our Board in May 2026. Mr. Willett served as Chief Executive Officer of Cognex Corporation (“Cognex”), a manufacturer of machine vision systems, software and sensors used in automated manufacturing, from 2011 until his retirement in 2025. Mr. Willett first joined Cognex in 2008 and also served as a Board member of Cognex from April 2011 until March 2026. Prior to joining Cognex, he served as Vice President of Business Development and Innovation for the Product Identification Business Group at Danaher Corporation (“Danaher”), a diversified industrial company specializing in process improvement and acquisitions, and as President of Videojet Technologies (“Videojet”), a leader in coding and marking products. Prior to that, Mr. Willett served as Chief Executive Officer of Willett International Ltd., a coding and marking company that was sold to Danaher and merged with Videojet. Mr. Willett currently serves as a director of Clean Harbors, Inc., a publicly held industrial and environmental services company and of Formlabs, a private industrial company in the field of 3D printing. Mr. Willett holds a B.A. from Brown University, and an M.B.A. from Yale University.

We believe Mr. Willett’s qualifications for sitting on our Board include his experience in the sensors and industrial technology industries, his executive leadership developed through his years of experience scaling technology companies and his other public company board experience.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Clean Harbors, Inc.	PAST FIVE YEARS: Cognex Corporation (until March 2026)

INNOVATION WITH PURPOSE	9

PROPOSAL ONE: ELECTION OF DIRECTORS

Continuing members of the Board:

The principal occupations and business experience, for at least the past five years, of each Class I Director (terms expiring at the 2027 Annual Meeting) and Class II Director (terms expiring at the 2028 Annual Meeting) are as follows:

Class I Directors

Joseph R. Martin
Age: 78 Chairman of the Board Board Committees: Audit NGC

Mr. Martin has served as a member of our Board since 2017 and was our Board’s Lead Independent Director from September 2024 until he became Board Chair in August 2025. Previously, he served as Co-Chairman of Fairchild Semiconductor Corporation, and prior to that as its Senior Executive Vice President and Chief Financial Officer. He also served as the Vice Chairman of Fairchild’s board of directors. Mr. Martin has also previously served on the board of directors of other public companies, including Azenta Inc. (Chairman), Bionik Labs, ChipPac Inc. (chair of the Audit Committee), Collectors Universe (chair of the Nominating and Governance Committee) and Soitec Semiconductor (chair of the Audit Committee). Mr. Martin also serves on the board of trustees of Embry-Riddle Aeronautical University. Mr. Martin received a B.S. in Aeronautics in 1974 and was awarded an honorary Ph.D. in 2018, both from Embry-Riddle Aeronautical University. Mr. Martin received an M.B.A. from the University of Maine in 1976. Mr. Martin holds an Executive Master’s Professional Certification from the American College of Corporate Directors, a director education and credentialing organization.

We believe Mr. Martin’s extensive public company board experience and his knowledge and insight into the semiconductor industry make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Azenta Inc. (until February 2024); Bionik Labs (until 2023)

Krishna G. Palepu
Age: 71 Board Committees: NGC (Chair)

Dr. Palepu joined our Board in January 2025. Dr. Palepu is the Baker Foundation Professor of Business Administration, and Senior Associate Dean, Business in Global Society, at the Harvard Business School, having held a faculty position with the school since 1983. In addition, during his time at Harvard, he served as the senior advisor to the president of Harvard University from 2012 to 2019 and has held other positions at Harvard Business School, including Senior Associate Dean for International Development and Senior Associate Dean for Research. Over the course of his career, Dr. Palepu has served as a consultant to a wide variety of businesses. Dr. Palepu was formerly a member of the board of directors of Azenta Inc. (chair of the Nominating and Governance Committee). Dr. Palepu has also served as a member of the board of directors of a number of other U.S.-listed companies, as well as private and non-profit boards. Dr. Palepu holds a master’s degree in Electronics from Andhra University, an MBA-equivalent degree from the Indian Institute of Management, Calcutta, and a Ph.D. in Management from the MIT Sloan School of Management.

We believe Dr. Palepu’s extensive experience advising companies in the technology and semiconductor sectors, including as a member of multiple public company boards and extensive academic research on corporate board effectiveness and globalization, particularly in India and China, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Azenta Inc. (until February 2024)

INNOVATION WITH PURPOSE	10

PROPOSAL ONE: ELECTION OF DIRECTORS

Mary G. Puma
Age: 68 Board Committees: Compensation (Chair) NGC

Ms. Puma has served as a member of our Board since October 2023. Ms. Puma has more than 40 years of technology experience, including more than 25 years in the semiconductor industry. Ms. Puma served as an Executive Advisor at Axcelis Technologies, Inc. (“Axcelis”) from May 2024 to July 2025, after serving as the Executive Chairperson of Axcelis from May 2023 until May 2024 and as the President and Chief Executive Officer of Axcelis from January 2002 to May 2023. Prior to becoming CEO of Axcelis, she served as the company’s President and Chief Operating Officer beginning in July 2000. Ms. Puma also served as Chairperson of the Board of Axcelis from 2005 to 2015. In 1998, Ms. Puma was appointed General Manager and Vice President of Axcelis’ predecessor, the Implant Systems Division of Eaton Corporation, a global diversified industrial manufacturer, after having joined in 1996 as general manager of Eaton’s Commercial Controls Division. Prior to Eaton, Ms. Puma spent 15 years in various marketing and general management positions at General Electric Company. Ms. Puma currently serves on the boards of Entegris, Inc., Ciena Corporation, and Penguin Solutions, Inc. (formerly SMART Global Holdings, Inc.). Ms. Puma was a member of the board of directors of Nordson Corporation from July 2001 until November 2023. Ms. Puma also served for 20 years on the board of directors of Semiconductor Equipment and Materials International (“SEMI”), a global industry association serving the manufacturing supply chain for the micro- and nano-electronics industries, and served as Chairperson of the board of directors of SEMI from December 2022 to May 2025. Ms. Puma holds a B.A. in Economics from Tufts University and a Master of Science degree from the MIT Sloan School of Management.

We believe Ms. Puma’s extensive experience in our industry, acquired through her over 25 years of service to Axcelis and its predecessor, make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Entegris, Inc.; Ciena Corporation; Penguin Solutions, Inc. (formerly SMART Global Holdings, Inc.)	PAST FIVE YEARS: Axcelis Technologies, Inc. (until May 2024); Nordson Corporation (until November 2023)

INNOVATION WITH PURPOSE	11

PROPOSAL ONE: ELECTION OF DIRECTORS

Class II Directors

Michael C. Doogue
Age: 51

Mr. Doogue has served as our President and Chief Executive Officer and as a member of our Board since February 2025. Mr. Doogue joined Allegro in 1998 as a Design Engineer facilitating the development of our innovative magnetic sensor integrated circuits. Since joining, he has worked in a number of leadership roles and has been instrumental in shaping our strategy, developing our technology roadmap and creating new, innovative products that drive customer value. Mr. Doogue has enabled our disruptive technologies and business lines through his leadership roles as Director of Strategic Marketing, Vice President of Advanced Sensor Technologies, Senior Vice President of Technology and Products and, most recently, Executive Vice President (EVP) and Chief Technology Officer (CTO). In his role as EVP and CTO, Mr. Doogue led Allegro’s technology development and worldwide operations organizations, which includes the wafer technology development, manufacturing, supply chain, procurement and quality teams. Mr. Doogue earned his B.A. in Physics from Colby College, B.E. in Electrical Engineering from Dartmouth and completed the SEP program at the Stanford University Graduate Business School. He holds over 75 semiconductor-related U.S. patents.

We believe Mr. Doogue’s experience and insight, acquired through his over 25 years of experience at Allegro, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

Katsumi Kawashima
Age: 61

Mr. Kawashima has served as a member of our Board since June 2022. Mr. Kawashima has also served as a member of the board of directors of Sanken since June 2022, and since April 2022, as Head of Corporate Design at Sanken. Mr. Kawashima has also served as a Senior Vice President of Sanken since June 2023. Prior to that, he was a Senior Corporate Officer of Sanken from June 2022 to June 2023, and a Corporate Officer of Sanken from June 2021 to June 2022. From April 2021 to March 2022, Mr. Kawashima served as Director of the General Affairs and Human Resources Division at Sanken, and from April 2018 to March 2021, he was the Deputy Director of this same division. Prior to joining Sanken, he was Senior Manager of the Market Planning Division of Resona Holdings, Inc. from April 2016 to March 2018. Mr. Kawashima also serves on the board of directors of a number of Sanken affiliates. Mr. Kawashima received his B.S. in Physics from Tokyo University of Science, Tokyo, Japan in 1989.

We believe Mr. Kawashima’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Sanken Electric Co., Ltd.	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	12

PROPOSAL ONE: ELECTION OF DIRECTORS

Yoshihiro (Zen) Suzuki
Age: 67

Mr. Suzuki has served as a member of our Board since 2001. He served as our Chairman of the Board from 2018 to August 2025. Mr. Suzuki was a director and Senior Vice President at Sanken from July 2013 until his retirement in June 2022. Over his more than 40-year career with Sanken and its affiliates, which began in 1982, he held numerous senior leadership and general management roles, including Chief Executive Officer of Sanken North America, Inc. He has also served on the boards of multiple Sanken group companies. From July 2005 until his retirement in May 2022, Mr. Suzuki served as Chairman and Chief Executive Officer of Polar Semiconductor, LLC (“PSL”). He was also a member of the board of directors of PSL and its predecessor entity throughout this period. Following his retirement, he continued to contribute to PSL as a consultant from July 2022 through March 2025. Beyond his corporate leadership roles, Mr. Suzuki has been active in academic and advisory capacities. He has served as an Honorary Advisor at the Institute of Management Studies in Japan since January 2024. In addition, since January 2025, he has been a Visiting Professor at the Research Institute of Electronics at Shizuoka University. Mr. Suzuki received his B.S. in Physics and Engineering Science from Chuo University, Tokyo, Japan in 1982.

We believe Mr. Suzuki’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, as well as his experience as a member of our Board, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Sanken Electric Co., Ltd. (until June 2022)

INNOVATION WITH PURPOSE	13

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending March 26, 2027. Our Board has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. Although ratification of our appointment of PwC is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.

PwC has been engaged as our independent registered public accounting firm since 2022. Neither PwC nor any of its members have any direct or indirect financial interest in or any business or financial connection with us in any capacity other than as our auditors, providing audit and non-audit related services. We expect representatives of PwC to be present at the Annual Meeting. Representatives of PwC will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

In the event that the appointment of PwC is not ratified by the shareholders, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but it will not be obligated to do so. Even if the appointment of PwC is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PwC, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 26, 2027.

INNOVATION WITH PURPOSE	14

Proposal 3: Advisory Vote on the Company’s Executive Compensation

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the overall compensation of our named executive officers as disclosed in the “Executive and Director Compensation” section of this proxy statement. This advisory vote is commonly referred to as “say-on-pay.”

A substantial percentage of our named executive officers’ compensation is directly tied to stock performance and the attainment of financial and other performance measures the Board believes promote long-term shareholder value and position us for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation, the terms of our incentive compensation programs and the weighting of variable compensation more heavily toward equity awards, are all designed to enable us to attract and retain top talent and align the interests of our executive officers with those of our shareholders, while balancing risk and reward. The Compensation Committee and the Board believe the design of the programs, and the compensation awarded to the named executive officers under the current programs, fulfills these objectives.

Although the vote is advisory and non-binding, the Board and the Compensation Committee will carefully consider the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation programs. We currently intend to hold say-on-pay votes on executive compensation annually until the next vote to determine the frequency of such an advisory vote in 2028. Accordingly, we anticipate the next say-on-pay vote will be held at the Company’s 2027 Annual Meeting of Shareholders.

We are asking our shareholders to approve the compensation of our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non‑votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

INNOVATION WITH PURPOSE	15

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended March 27, 2026, and has discussed these financial statements with management and PwC, the Company’s independent registered public accounting firm for the fiscal year ended March 27, 2026. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 27, 2026.

June 10, 2026

Susan D. Lynch (Chair)

Joseph R. Martin

Jennie M. Raubacher

Robert J. Willett

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

INNOVATION WITH PURPOSE	16

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PwC, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

	Fiscal Year Ended
Fee Category	March 27, 2026	March 28, 2025
Audit Fees	$2,743,650	$3,076,775
Audit-Related Fees	55,000	45,000
Tax Fees	—	40,000
All Other Fees	2,125	2,125
Total Fees	$2,800,775	$3,163,900

Audit Fees

Audit fees consist of fees billed for professional services performed by PwC for the audit of our annual financial statements and the review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees consist of services not reported under “Audit Fees” that are reasonably related to the performance of the audit or review of the Company’s financial statements and related services. Audit-related fees in fiscal year 2025 and fiscal year 2026 consisted of fees for regulatory and compliance related services.

Tax Fees

Tax fees consist of services for tax compliance and consulting.

All Other Fees

All other fees consist of license fees for an accounting research software license.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.

On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All services performed for the fiscal year ended March 27, 2026 were pre-approved by the Audit Committee.

INNOVATION WITH PURPOSE	17

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our NGC, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Documents & Charters” in the Investor Relations section of our corporate website located at investors.allegromicro.com, or by writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103.

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board currently consists of eleven members: Michael C. Doogue, Joseph R. Martin, Katsumi Kawashima, Richard R. Lury, Susan D. Lynch, Krishna G. Palepu, Mary G. Puma, Jennie M. Raubacher, Yoshihiro (Zen) Suzuki, Brian C. White and Robert J. Willett. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our shareholders. Each of Mr. Lury and Ms. Lynch, who currently serve as Class III Directors, has informed the Company that they will not be standing for re-election when their current term expires at the Annual Meeting. The Board has voted to reduce the size of the Board to nine members immediately following the Annual Meeting.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience, as reflected in the information discussed in each director’s individual biography set forth in Proposal One above and in the director skills and experience matrix set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Board Skills and Experience Matrix

The NGC regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. The following identifies some of these key qualifications and skills and includes which continuing directors possess these skills:Experience, Skills or Knowledge Automotive Industry Senior Management (public or private) Finance / Accounting International Business Legal / Regulatory / Compliance Corporate Governance and Public Company Board Semiconductor / Technology Industries Sales & Marketing Operations / Manufacturing / Supply Chain Corporate Responsibility / Climate / Sustainability Katsumi Kawashima Krishna Palepu Mary Puma Joseph Martin Jennie Raubacher Yoshihiro Suzuki Brian White Robert Willett Michael Doogue Key: =no experience, =emerging experience, =some experience, =substantial experience =expert-level experience

INNOVATION WITH PURPOSE	18

CORPORATE GOVERNANCE

Stockholders Agreement

As referenced above, we are party to the Stockholders’ Agreement with Sanken that we originally entered into in connection with our IPO and that has been amended and restated most recently in July 2024. Pursuant to the Stockholders Agreement, the parties agreed that:

•
the size of the Board is fixed at 11 directors, provided that, upon a Decrease in Designation Rights (as defined in the Stockholders Agreement), the Board may fix the number of directors constituting the full Board by resolution from time to time. Notwithstanding the foregoing, and as permitted by the Stockholders Agreement, Sanken and the Company have agreed to waive the requirement that the size of the Board be fixed at 11 directors and have consented to permit the Board to have discretion to set the size of the Board as long as the size of the Board does not exceed 11 directors and is not less than seven directors;
•
Sanken is entitled to designate two directors for nomination by the Board as long as Sanken and its affiliates beneficially own, directly or indirectly, at least 20% of our Common Stock;
•
Sanken is entitled to designate one director for nomination by the Board as long as Sanken and its affiliates beneficially own, directly or indirectly, at least 10% but less than 20% of our Common Stock;
•
Sanken is also entitled to designate one Sanken observer to the Board to attend meetings of the Board in a non-voting, observer capacity, as long as Sanken and its affiliates beneficially own, directly or indirectly, at least 10% of our Common Stock;
•
the NGC will have the right to designate (i) eight NGC designated directors on the Board in total and (ii) at least six of the total NGC designated directors on the Board that meet our independence requirements (the individuals described in this clause being the “Nom/Gov Directors”);
•
the Nom/Gov Directors are currently Susan D. Lynch, Joseph R. Martin, Krishna G. Palepu, Mary G. Puma, Jennie M. Raubacher, Yoshihiro (Zen) Suzuki, Brian C. White and Robert J. Willett. As discussed in Proposal 1: Election of Directors, if Mr. Willett is re-elected at the Annual Meeting, Sanken has notified the Company, and the Company and the NGC have provided Sanken their consent, that following Mr. Lury’s retirement at the Annual Meeting, Mr. Willett will be a Sanken designee. The designation of Mr. Willett as a Sanken designee is conditioned on Mr. Lury’s retirement and Sanken continuing to meet the 20% ownership threshold specified above that entitles them to designate two designees;
•
the Chairperson of the Board shall be a director appointed by the Board upon the recommendation of the NGC; and
•
unless otherwise agreed, our then-current Chief Executive Officer will be designated for nomination by the Board as a Class I director. Notwithstanding the foregoing, and as permitted by the Stockholders Agreement, Sanken and the Company have agreed to waive the requirement that our Chief Executive Officer must be designated as a Class I director. Mr. Doogue, our CEO Director (as defined in the Stockholders Agreement), is a Class II director.

Pursuant to the Stockholders Agreement and subject to the prior written consent of the NGC, Sanken generally has the right to remove and replace directors that it has designated. Sanken has also agreed to vote, or cause to be voted, all of their outstanding shares of our Common Stock (i) at any annual or special meeting of stockholders in which directors are elected, and to otherwise take all necessary action (as defined in the Stockholders Agreement) so as to cause the election or appointment of the designees described above, and (ii) if requested by our NGC, in favor of any matter that our Board has determined in good faith to be advisable and in the best interests of our stockholders (and against any matter that would reasonably be expected to oppose or frustrate such Board-recommended matter). Additionally, pursuant to the Stockholders Agreement, and all waivers and consents thereto, the Company has agreed to take all necessary actions to cause (1) our Board to be comprised of the number of directors determined in accordance with the terms of the Stockholders Agreement; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our shareholders at which directors are to be elected, and at each annual meeting of our shareholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on our Board. The Stockholders Agreement allows for our Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board’s fiduciary duties to our shareholders or does not otherwise comply with any requirements of our Third Amended and Restated Certificate of Incorporation or our Second Amended and Restated Bylaws (the “Bylaws”).

INNOVATION WITH PURPOSE	19

CORPORATE GOVERNANCE

The Stockholders Agreement further provides that Sanken will not directly sell a portion of its Common Stock representing greater than 10% of our outstanding shares of Common Stock to a material competitor of the Company in a privately negotiated sale solely between such selling shareholder and such competitor, without the prior written consent of the Company.

The Stockholders Agreement will terminate upon the earlier to occur of (a) Sanken and its affiliates ceasing to own at least 10% of all issued and outstanding shares of our Common Stock, and (b) the unanimous written consent of the parties thereto.

Director Independence

Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq rules, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Richard R. Lury, Susan D. Lynch, Joseph R. Martin, Krishna G. Palepu, Mary G. Puma, Jennie M. Raubacher, Brian C. White and Robert J. Willett, representing eight of our eleven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules.

In making these determinations, our Board considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock and relationships with certain of our significant shareholders, and the transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.”

Director Candidates

Other than director candidates who may be designated by Sanken pursuant to the Stockholders Agreement, the NGC is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the NGC may solicit current directors and executives of the Company for the names of potentially qualified candidates. The NGC may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our shareholders. Once potential candidates are identified, the NGC reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the NGC for candidates for election as a director. Robert J. Willett, who was elected to the Board in May 2026, and Brian C. White, who was elected to the Board in June 2026, were each evaluated by the NGC based on the criteria discussed above, were each identified as a potential director candidate and presented to the NGC and the Board by a third-party search firm, which was engaged by the NGC to assist the NGC in (i) identifying director candidates that meet the Company’s director qualifications set forth below, (ii) coordinating interviews with those qualified candidates selected by the NGC for further consideration, and (iii) assisting with the NGC’s due diligence work to evaluate potential candidates. Once each individual was identified as a candidate, the NGC evaluated each of Messrs. White and Willett following the process described in this section and recommended that each be elected to the Board. In connection with Mr. Lury’s decision not to stand for re-election, Sanken notified the Company that it was designating Mr. Willett for nomination by the Board for re-election at the Annual Meeting, and the Company and the NGC consented to this designation, provided that Sanken continued to meet the ownership threshold specified in the Stockholders Agreement that entitles them to designate two designees. Mr. Willett was not initially identified or recommended for consideration to the NGC as a candidate for election to the Board by Sanken and has no prior affiliations or related party transactions with Sanken.

The Board strives for excellence in its governance of the Company and recognizes that an effective board is built upon members with a wide array of experiences, skills and perspectives. To achieve this, we actively seek to attract and retain talented individuals from varied professional and personal backgrounds, cultivating an inclusive environment where all Board members can contribute fully and thrive. In evaluating the suitability of individual candidates (both new candidates and current Board members), the NGC, in recommending candidates for election, and the Board, in approving (and, in the

INNOVATION WITH PURPOSE	20

CORPORATE GOVERNANCE

case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; the categories of skills and experience identified in the director skills and experience matrix; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; varied backgrounds and perspectives, including, but not limited to specialized experiences; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its variety of experience in these various areas. In determining whether to recommend a director for re-election, the NGC may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Shareholders may recommend individuals to the NGC for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the NGC, c/o Secretary, Allegro MicroSystems, Inc., 955 Perimeter Road, Manchester, New Hampshire, 03103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the NGC will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Shareholders

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the directors as our Secretary considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances. Shareholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Allegro MicroSystems, Inc., 955 Perimeter Road, Manchester, New Hampshire, 03103.

Board Leadership Structure and Role in Risk Oversight

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Joseph R. Martin serving as Chairman of the Board and Michael C. Doogue serving as President and Chief Executive Officer and as a director. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on the strategic management of our day-to-day business, while allowing the Chairman to focus on leading the Board in its fundamental role of providing advice to, and independently overseeing, management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to the position, as well as the commitment required to serve as our Chairman. The Board believes that having separate positions, with an independent, non-executive director serving as the Chairman, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role with appropriate independence. For these reasons, and because of the strong leadership of Mr. Martin and Mr. Doogue, our Board has concluded that our current leadership structure is appropriate at this time.

However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a Lead Independent Director. Mr. Martin served as our Lead Independent Director prior to being named as Chairman in August 2025. The Board does not currently have a Lead Independent Director.

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for overseeing our risk management process, including our enterprise risk management program (“ERM”). Our Board focuses on our general risk management strategy and the most significant risks facing us and oversees

INNOVATION WITH PURPOSE	21

CORPORATE GOVERNANCE

the implementation of risk mitigation strategies by management. In addition to informing the Board through discussions with committee members and regular reports from management about key risks and the actions taken by management to adequately address those risks, management provides a formal presentation to the Board on the Company’s ERM as a focus topic annually. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management and has been delegated responsibility to oversee the ERM and provide quarterly reports to the full Board on the ERM’s activities. In order to execute its ERM oversight function, the Audit Committee receives quarterly updates from management on the ERM and the top risks that the ERM Council, which includes the entire executive leadership team and other key members of management, has identified on our risk register. These updates include key risk management and mitigation activities the Company is taking to manage the risks on the risk register, as well as an assessment of risk trends related to risk severity and probability. The Audit Committee is also responsible for overseeing the management of risks relating to accounting matters and financial reporting. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our NGC is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest.

We have also developed and implemented a cybersecurity risk management program under which management and the Board consider and evaluate the risk of cybersecurity breaches and vulnerabilities and how best to mitigate such risks in order to protect the confidentiality, integrity, and availability of our critical systems and information. Under its charter, the Audit Committee has the responsibility of overseeing our cybersecurity risk assessment and risk management, including guidelines and policies to govern the process by which exposure to cybersecurity risks are handled. The Audit Committee receives periodic reports from management on our cybersecurity risks. These presentations may cover a range of topics, including: the current cybersecurity landscape and emerging threats, progress on cybersecurity projects, reports about cybersecurity incidents it considers significant or potentially significant, lessons learned from past events, and adherence to regulatory requirements and/or industry standards, as appropriate. The Audit Committee reports to the full Board on these risk discussions, as appropriate.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Business Conduct and Ethics is posted on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” In addition, we have or intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Corporate Responsibility and Sustainability

We strive to innovate with purpose, including in our pursuit of our corporate responsibility or ESG initiatives. We believe that integrating ESG principles into our strategy and operations, demonstrating progress against defined goals, and tracking and reporting key metrics is a business imperative that is required or expected by our key customers and suppliers, many of which are based outside the United States and subject to heightened regulatory and legal requirements in this area. We also believe that such efforts create long-term value for all our stakeholders – employees, customers, supply chain partners and shareholders. Information on our ESG performance and initiatives can be found in our annual ESG report, available on the “ESG” section of our website.

Our NGC oversees our sustainability strategy and receives a quarterly update from management on key ESG activities and initiatives. In addition, management presents ESG as a focus topic to the full Board annually. At the management level, sustainability is governed by our ESG Steering Committee, a cross-functional group of leaders from throughout the Company who are responsible for directing our sustainability actions and managing our signature initiatives.

Additional information on our sustainability policies and our codes of conduct can be found on the “Sustainability” section of our website, allegromicro.com/en/about-allegro/corporate-responsibility/sustainability, which contents and website are not incorporated by reference herein.

Attendance by Members of the Board at Meetings

There were four meetings of the full Board during the fiscal year ended March 27, 2026, not including special meetings convened in which only a subset of the Board were invited participants. During the fiscal year ended March 27, 2026, each

INNOVATION WITH PURPOSE	22

CORPORATE GOVERNANCE

director then serving attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the non-management and independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend, absent compelling circumstances. The 2025 virtual annual meeting was attended by all of the members of our Board at that time.

INNOVATION WITH PURPOSE	23

COMMITTEES OF THE BOARD

Our Board has established three standing committees — Audit, Compensation and NGC — each of which operates under a written charter that has been approved by our Board. The Board also maintained a standing Strategy Committee during a portion of fiscal year 2026. In November 2025, the Board elected to dissolve the Strategy Committee and integrated its oversight responsibilities into the full Board’s regular strategic review process.

The current members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Governance
Richard R. Lury		X	X
Susan D. Lynch	Chair	X
Joseph R. Martin	X		X
Krishna G. Palepu			Chair
Mary G. Puma		Chair	X
Jennie M. Raubacher	X
Brian C. White	X	X
Robert J. Willett	X	X
Number of meetings in fiscal year 2026*	9	7	5

* Does not include special committee meetings convened for specific purposes

Audit Committee

Our Audit Committee’s responsibilities include:

•
appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•
discussing with our independent registered public accounting firm their independence from management;
•
reviewing with our independent registered public accounting firm the scope and results of their audit;
•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;
•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•
reviewing our policies on risk assessment and risk management and overseeing management of the material risks facing the Company, including financial risks and cybersecurity risks;
•
reviewing related person transactions and the Company’s policies for reviewing and approving related person transactions;
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
•
preparing the Audit Committee Report required by SEC rules (which is included on page 16 of this proxy statement).

In addition to the foregoing, the Audit Committee is responsible under our Whistleblower Policy for receiving reports on and evaluating reported concerns, not just those related to accounting, auditing or internal controls.

The Audit Committee charter is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” The members of the Audit Committee are Susan D. Lynch, Joseph R. Martin, Jennie M. Raubacher, Brian C. White and Robert J. Willett. Ms. Lynch serves as the chair of the Audit Committee. Mr. White will succeed Ms. Lynch as chair of the Audit Committee, effective immediately prior to the Annual Meeting. As previously reported, Ms. Lynch, who currently serves on the Board and Audit Committee, has informed the Company that she will not be standing for re-election when her current term expires at the Annual Meeting. Our Board has affirmatively determined that each of Mses. Lynch and Raubacher and Messrs. Martin, White and Willett qualifies as an “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act and Nasdaq rules.

INNOVATION WITH PURPOSE	24

COMMITTEES OF THE BOARD

The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that each of Mses. Lynch and Raubacher and Messrs. Martin, White and Willett qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, including the compensation of the named executive officers identified on page 28 of this proxy statement. Our Compensation Committee’s responsibilities include:

•
reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•
reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;
•
administering our equity-based plans and arrangements;
•
reviewing and making recommendations to our Board with respect to director compensation;
•
administering and, when appropriate, reviewing and revising, any policy or procedure that permits or requires us to recover compensation erroneously awarded to our employees;
•
appointing and overseeing any compensation consultants;
•
adopting and annually reviewing compliance with any stock ownership and holding guidelines applicable to directors and executive officers; and
•
reviewing and discussing with management the Compensation Discussion and Analysis section of our proxy statement and preparing the Compensation Committee Report required by SEC rules (which is included on page 48 of this proxy statement).

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock or other equity-based awards pursuant to an equity-based plan to employees of the Company or any subsidiary of the Company who are not officers (as defined in Rule 16a-1(f) under the Exchange Act) or directors of the Company. The Compensation Committee may consider, in its discretion, the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. During the fiscal year ended March 27, 2026, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide guidance in reviewing our executive compensation program, including the composition of our peer group. Meridian consulted with the members of our management regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.

The members of our Compensation Committee are Mary G. Puma, Richard R. Lury, Susan D. Lynch, Brian C. White and Robert J. Willett. Ms. Puma serves as the chair of the Compensation Committee. Our Board has determined that each of Mses. Puma and Lynch and Messrs. Lury, White and Willett qualifies as an “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, including the additional independence considerations for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. As previously reported, Mr. Lury and Ms. Lynch, each of whom currently serves on the Board and as members of the Compensation Committee, have informed the Company that they will not be standing for re-election when their current terms expire at the Annual Meeting.

INNOVATION WITH PURPOSE	25

COMMITTEES OF THE BOARD

Compensation Committee Interlocks and Insider Participation

During all of our fiscal year ended March 27, 2026, Mary G. Puma, Richard R. Lury and Susan D. Lynch served on our Compensation Committee. During the fiscal year ended March 27, 2026, no member of our Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company or had related person transactions with the Company that required disclosure under Item 404 of Regulation S-K. During the fiscal year ended March 27, 2026, none of the Company’s executive officers served on the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity that had one or more of its executive officers serving on our Board or Compensation Committee.

Nominating and Governance Committee

Our NGC’s responsibilities include:

•
identifying individuals qualified to become Board members, consistent with criteria approved by our Board;
•
recommending to our Board the persons to be nominated for election as directors at our annual meeting of shareholders and to be appointed to fill Board vacancies;
•
recommending to our Board whether continuing and prospective directors qualify as “independent” under applicable Nasdaq rules and whether such directors meet any applicable requirements for service on Board committees;
•
recommending to the Board the directors to appoint to serve on each Board committee;
•
developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;
•
periodically reviewing the Board’s leadership structure and recommending any changes to the Board;
•
reviewing governance-related stockholder proposals and recommending to the Board the Company’s response to such proposals;
•
annually, or more frequently as appropriate, reviewing the Company’s succession planning for senior executive officers;
•
periodically reviewing and discussing with the Board the Company’s policies, objectives and practices with respect to ESG matters; and
•
overseeing the evaluation of our Board and its committees to determine whether the Board and its committees are functioning effectively.

Pursuant to the NGC charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the NGC has the authority to retain or obtain the advice of independent legal counsel and other advisors to assist in carrying out its responsibilities. The NGC leads a biennial evaluation of our Board and its committees. The next evaluation of the Board and its committees is scheduled to take place in fiscal year 2027.

The members of the NGC are Krishna G. Palepu, Richard R. Lury, Joseph R. Martin and Mary G. Puma. Dr. Palepu serves as the chair of the NGC. Our Board has determined that each of Dr. Palepu, Messrs. Lury and Martin and Ms. Puma qualifies as an “independent director” under Nasdaq rules. As previously reported, Mr. Lury, who currently serves on the Board and as a member of the NGC, has informed the Company that he will not be standing for re-election when his current term expires at the Annual Meeting.

Shareholder Engagement

We value our shareholders’ interests. We maintain an active dialogue with our shareholders to ensure we understand issues that are important to our shareholders and address their interests in a meaningful and effective way. We engage with our shareholders on a regular basis to discuss a range of topics, including our performance, strategy, risk management, compensation practices and ESG issues.

Board Composition

The Board strives for excellence in its governance of the Company and recognizes that an effective board is built upon members with a wide array of experiences, skills and perspectives. As provided for in the Company’s Corporate Governance

INNOVATION WITH PURPOSE	26

COMMITTEES OF THE BOARD

Guidelines, the Board values in its members, among other things, diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members and varied backgrounds and perspectives, including, but not limited to specialized experiences. Accordingly, our Board is comprised of directors with a wide array of backgrounds, experiences, ages and tenure. Additional biographical information on each director nominee and continuing director is available beginning on page 8 of this proxy statement.

INNOVATION WITH PURPOSE	27

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the philosophy, policies, practices and material decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for the following executive officers of the Company (the “NEOs” or “named executive officers”) as of the end of the Company’s 2026 fiscal year:

Executive Officers as of 2026 Fiscal Year End
Michael C. Doogue	President and Chief Executive Officer (the “CEO”)
Derek P. D’Antilio	Executive Vice President, Chief Financial Officer and Treasurer
Richard A. Madormo	Senior Vice President, Worldwide Sales
Sharon S. Briansky	Senior Vice President, General Counsel and Secretary
Troy T. Coleman [1]	Senior Vice President and General Manager, Products
1.
Mr. Coleman was appointed Senior Vice President and General Manager, Products on October 13, 2025.

The total compensation of each NEO is reported in the Fiscal Year 2026 Summary Compensation Table presented on page 49 of this proxy statement.

Executive Summary

2026 Business Results

In fiscal year 2026 total net sales increased 23% year-over-year to $890 million, with growth across the Automotive and Industrial and Other end markets. Focus Auto (xEV and ADAS) led growth in Automotive. Record data center sales led growth in Industrial and Other. Design win activity increased more than 30% year-over-year, also led by Focus Auto and data center applications, reinforcing the strength of the Company’s competitive position in these high-growth markets.

Emphasizing the Company’s ongoing commitment to innovation, we introduced the industry’s first 10MHz tunnel magnetoresistance (TMR) current sensor during the fiscal year, offering the highest bandwidth solution currently available and enabling high-speed control for next-generation gallium nitride and silicon carbide power train systems across xEV, ADAS, data center and robotics applications. We also launched our first isolated gate driver specifically designed for silicon carbide transistors, featuring a proprietary “Power-Thru” architecture delivering up to 40 percent greater efficiency.

The Company generated strong net cash provided by operating activities of $163 million and record free cash flow of $125 million in fiscal year 2026. Demonstrating our commitment to disciplined capital allocation, the Company made $60 million in voluntary debt repayments, reducing total debt to $285 million and net debt to $116 million.

The following sets forth certain details of our financial results for fiscal year 2026 and the returns delivered to shareholders, compared to certain benchmarks, for fiscal year 2026:

	Revenue $M	GAAP Gross Margin	Non-GAAP Gross Margin [1]	GAAP Diluted EPS	EBITDA $M [1]	Adjusted EBITDA $M [1]	Non-GAAP Diluted EPS [1]
Fiscal Year 2026 Result	$890.1	46.3%	49.4%	($0.08)	$74.1	$170.1	$0.54
1.
Denotes a non-GAAP financial measure. See Appendix A for definitions of and additional information regarding non-GAAP financial measures, along with reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Important 2026 Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs. In the first quarter of fiscal year 2026, the Compensation Committee took the following actions with respect to the compensation of our NEOs:

•
As part of our standard annual review cycle, reviewed the base salaries and, under the Company’s Annual Incentive Plan (“AIP”), the annual target bonus opportunities for our applicable NEOs whose fiscal year 2026 compensation was not already approved in connection with their hiring or promotion:

INNOVATION WITH PURPOSE	28

EXECUTIVE AND DIRECTOR COMPENSATION

o
Implemented base salary increases that were previously approved by the Compensation Committee in fiscal year 2025 but were deferred as a cost-saving initiative, which resulted in salary increases of 5.9% and 2.5% for Mr. D’Antilio and Ms. Briansky, respectively, effective April 5, 2025;
o
Approved fiscal year 2026 salary increases of 3.9% and 4.1% for Mr. D’Antilio and Ms. Briansky, respectively, effective June 14, 2025; and
o
Maintained the annual target bonus opportunities under the AIP for Messrs. Doogue and D’Antilio and Ms. Briansky.
•
Mr. Madormo, who joined the Company in the month prior to the start of our 2026 fiscal year, and Mr. Coleman, who joined the Company during our 2026 fiscal year, were not part of these annual determinations for fiscal year 2026 because their base salaries and annual target bonus percentages were negotiated in connection with the terms of their offer letters that each NEO entered into after approval by the Compensation Committee, in connection with agreeing to join the Company.
•
Approved fiscal year 2026 AIP performance metrics, weighting non-GAAP Operating Income, further adjusted for the operational impact of acquisitions (“Performance EBIT”) performance at 50% and revenue performance at 50% to reflect our two most important annual performance metrics;
•
Approved fiscal year 2026 target AIP to be issued in the form of PSUs with the same metrics and weightings as the AIP (“AIP PSUs”) for the following two NEOs:
o
Mr. Doogue’s 2026 target AIP was 100% in the form of AIP PSUs; and
o
Mr. D’Antilio’s 2026 target AIP was split approximately 25% in the form of cash payable under the AIP and approximately 75% in the form of AIP PSUs.
•
Approved Long-Term Incentive (“LTI”) compensation, consisting of a combination of service-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to provide strong links to long-term shareholder value creation and promote alignment with investors.
o
For fiscal year 2026, the Compensation Committee modified the methodology for determining the number of shares granted for all our Company annual LTI awards, including those to our NEOs, to provide more predictability to our grant process and reduce the impact of short-term stock price volatility on award valuations. The determination of the number of shares granted was changed from a fixed closing price on the date of grant to the 30 calendar day average closing price of our Common Stock on the Nasdaq Global Select Market through the day prior to the grant date.

As illustrated below, our executive compensation program utilizes annual and long-term incentive awards, including awards that are contingent on Company performance relative to our key performance metrics. The pay mix illustrations set forth below are based on target compensation and include annualized base salary, target annual bonus under the AIP, including AIP PSUs and annual long-term equity-based awards at target. Mr. Coleman’s target compensation was not included in the pay mix illustration below due to his mid-year commencement of employment.Variable, at risk compensation, 91% fy2026 CEO compensation 9% 12% 79% base salary aip (Target), including aip psus (described below) lti (Annual equity award target) fy2026 ceo target lti 50% 50% variable, at risk compensation, 82% fy2026 other neo average compensation 17% 13% 70% fy2026 other neo avg lti 50% 50% psus rsus base salary aip (target), aip psus (described below) lti (annual equity award target)

us

INNOVATION WITH PURPOSE	29

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Philosophy and Objectives

The overall objective of our compensation program is to encourage and reward the creation of sustainable, long-term value for our shareholders. We pursue this objective via:

•
Alignment with long-term shareholders’ interests. We believe our executives’ interests are more directly aligned with our shareholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance.
•
External competitiveness. We believe an executive’s total pay at the target performance level should be competitive with the total target pay provided by companies of similar industry, size and complexity in order to attract qualified executives, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.
•
Motivating achievement of financial goals and strategic objectives. We believe an effective way to create value over the long term is to make a significant portion of an executive’s overall pay dependent on the achievement of our short- and long-term financial goals and strategic objectives.
•
Rewarding superior performance. We believe that although an executive’s total compensation should be tied to the achievement of financial goals and strategic objectives and should be competitive with companies of similar industry, size and complexity at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be a downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.
•
Responding to change. We believe that as our industry continues to evolve and our opportunities for competitive business advantages change over time, we must also continue to evolve in order to continue to create value. Our compensation programs must likewise be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans from time to time) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

INNOVATION WITH PURPOSE	30

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Governance and Best Practices

We are committed to maintaining strong governance standards with respect to our compensation programs, procedures and practices. For example:

What we do
√

Our executive compensation decisions are made by our Compensation Committee, which is made up exclusively of independent members, with the exception of the compensation for the CEO, which the Compensation Committee recommends to the non-employee members of the Board for approval.

√	Our Compensation Committee has retained an independent executive compensation consulting firm to provide objective analysis, advice and information.
√

We make a significant portion of each NEO’s overall compensation dependent on our performance measures against pre-determined targets for short- and long-term financial performance measures, targets that we believe are challenging, yet achievable.

√

We impose a limit on the maximum pool funding under our AIP, cap AIP payout at 200% for our NEOs and cap payouts on our PSUs, including a cap on TSR-based metrics at 100% of target for instances of negative absolute TSR.

√

We provide a significant portion of each NEO’s overall compensation opportunity in the form of at-risk, equity-based incentive awards to establish a strong link between an NEO’s compensation and our stock price performance.

√	Our NEOs and members of our Board who receive compensation from the Company for their Board service are subject to robust stock ownership guidelines.
√

Our Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) provides for recovery of incentive-based compensation received by covered officers that exceeds the amount of incentive-based compensation that would have been received based on a restated financial measure in the event of a financial restatement.

√	We conduct an annual “say-on-pay” vote.

What we don’t do
X	We do not provide our NEOs with material executive perquisites.
X	We do not permit hedging or pledging of the Company’s equity securities by any officers, directors or employees.
X	We generally do not provide any tax gross ups to our NEOs, including in the event of a change in control of the Company (a “Change in Control”) or otherwise.
X	We do not provide single-trigger vesting of unvested equity awards in the event of a change in control.
X	We currently have no outstanding stock option awards, but if we choose to grant option awards in the future, we do not permit the repricing or back-dating of stock option awards.
X	We do not offer guaranteed bonuses or multi-year guaranteed salary increases.

INNOVATION WITH PURPOSE	31

EXECUTIVE AND DIRECTOR COMPENSATION

Role of the Compensation Committee, Compensation Consultant and Management

In setting executive compensation, the Compensation Committee considers a number of factors, including the CEO’s recommendations (other than with respect to his own compensation), the recommendations and competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on that performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, each executive’s internal equity across the organization and each executive’s professional experience and tenure with the Company. The Compensation Committee also considers prior fiscal year adjustments to executive compensation, historical payments under our AIP and our historical equity award grant practices. For new executives joining the Company, the Compensation Committee also assesses the need to provide a total compensation package that is market competitive and will attract the executive to join the Company. The Compensation Committee has the final authority to approve annual compensation packages for all executives, with the exception of the compensation for the CEO, which the Compensation Committee recommends to the non-employee members of the Board for approval.

At the start of each fiscal year, we develop Company performance metrics aligned with our annual operating plan for our employees, including our NEOs. These goals represent key performance objectives that are incorporated into the AIP framework and then submitted to the Compensation Committee for consideration and approval. After our fiscal year-end financial results are available, the Compensation Committee approves annual bonus payout amounts under our AIP, if any, for our executives for the just-completed fiscal year, with the exception of the annual bonus payout amount for the CEO, which the Compensation Committee recommends to the non-employee members of the Board for approval.

The Compensation Committee has engaged Meridian, an independent compensation consulting firm, to provide research and analysis and to make recommendations on the form, terms and level of executive compensation. The Compensation Committee sought input from Meridian on executive compensation matters for the 2026 fiscal year, including the design and competitive position of our executive compensation program, our peer group (see below for additional information on our peer group), appropriate compensation levels, executive severance terms and evolving compensation trends.

Based on its consideration of the various factors set forth in the rules promulgated by the SEC and Nasdaq, the Compensation Committee has determined that the work performed by Meridian has not raised any conflict of interest.

Results of Advisory Vote on Executive Compensation

At the Company’s 2025 annual meeting of shareholders, the shareholders of the Company were asked to approve, on an advisory basis, the compensation of the NEOs for fiscal year 2025, with approximately 91% of votes cast voted in favor of our executive compensation program. We have taken and will continue to take stockholder feedback into consideration as we evolve our compensation program. Most importantly, we are committed to ensuring that our ongoing program is designed in the best interests of both our stockholders and executives.

Competitive Positioning

Meridian performs a competitive market analysis of our executive compensation programs annually to ensure that the total compensation packages of our executive officers are within a reasonably competitive range of companies of similar industry, size and complexity. In connection with its fiscal year 2026 compensation actions and decisions, the Compensation Committee considered the competitive market analysis prepared by Meridian in February of 2025 (see below for more information on the competitive market analysis).

In connection with the appointments of Mr. Madormo as Senior Vice President, Worldwide Sales, in the month prior to our 2026 fiscal year, and Mr. Coleman as Senior Vice President and General Manager, Products during fiscal year 2026, the Compensation Committee, in consultation with Meridian, conducted a specific market analysis to determine competitive recruitment packages. The Compensation Committee’s objective was to establish total target compensation levels that were competitive with the 50th percentile of our peer group for comparable roles, while also considering each executive’s significant industry experience, specialized skill sets, and the competitive landscape for executive talent in the semiconductor industry. The initial compensation arrangements for Mr. Madormo and Mr. Coleman were designed to provide a balanced mix of fixed and at-risk pay consistent with our existing executive compensation philosophy, ensuring their interests were immediately aligned with those of our shareholders upon joining the Company.

INNOVATION WITH PURPOSE	32

EXECUTIVE AND DIRECTOR COMPENSATION

Competitive Market Analysis

In February 2025, Meridian conducted a competitive market analysis to support the Compensation Committee in connection with its executive and non-employee director compensation decisions for fiscal year 2026. To develop an understanding of the competitive marketplace, the Compensation Committee reviewed the executive compensation practices of a group of publicly traded companies of similar size and complexity, and against which we compete for senior executive talent. Meridian’s analysis was based on compensation data gathered from publicly available filings and from compensation survey data for our industry. Meridian worked with the Compensation Committee to review and select the Company’s peer group.

In determining the peer group to be utilized in making compensation decisions for fiscal year 2026 (the “Peer Group”), the Compensation Committee and Meridian reviewed and considered factors such as industry, total revenue, market capitalization, growth and profitability margins. The Peer Group was selected based on the evaluation of all of these factors. The Peer Group consisted of the following 17 companies, which were the same companies that comprised the peer group for fiscal year 2025:

Peer Group
Cirrus Logic, Inc.	Qorvo, Inc.
Diodes Incorporated	Rambus Inc.
Lattice Semiconductor Corporation	Semtech Corporation
MACOM Technology Solutions Holdings, Inc.	Sensata Technologies Holding plc
MaxLinear, Inc.	Silicon Laboratories Inc.
Microchip Technology Incorporated	SiTime Corporation
Monolithic Power Systems, Inc.	Synaptics Incorporated
ON Semiconductor Corporation	Wolfspeed, Inc.
Power Integrations, Inc.

INNOVATION WITH PURPOSE	33

EXECUTIVE AND DIRECTOR COMPENSATION

As indicated in the table below, at the time of the competitive market analysis in February 2025, our revenue approximated the Peer Group 50th percentile, our headcount the 65th percentile and our market capitalization the 30th percentile.

Allegro Compared to Peer Group, Sorted by Category from Highest to Lowest (as of February 2025)
Revenue	Headcount	Market Cap
ON Semiconductor Corporation	ON Semiconductor Corporation	Microchip Technology Incorporated
Microchip Technology Incorporated	Microchip Technology Incorporated	Monolithic Power Systems, Inc.
Sensata Technologies Holding plc	Sensata Technologies Holding plc	ON Semiconductor Corporation
Qorvo, Inc.	Qorvo, Inc.	MACOM Technology Solutions Holdings, Inc.
Monolithic Power Systems, Inc.	Diodes Incorporated	Lattice Semiconductor Corporation
Cirrus Logic, Inc.	Wolfspeed, Inc.	Qorvo, Inc.
Diodes Incorporated	Allegro MicroSystems, Inc.	Semtech Corporation
Synaptics Incorporated	Monolithic Power Systems, Inc.	Rambus Inc.
Semtech Corporation	Semtech Corporation	Cirrus Logic, Inc.
Allegro MicroSystems, Inc.	Silicon Laboratories Inc.	SiTime Corporation
Wolfspeed, Inc.	MaxLinear, Inc.	Sensata Technologies Holding plc
MACOM Technology Solutions Holdings, Inc.	Synaptics Incorporated	Silicon Laboratories Inc.
Lattice Semiconductor Corporation	MACOM Technology Solutions Holdings, Inc.	Allegro MicroSystems, Inc.
Rambus Inc.	Cirrus Logic, Inc.	Power Integrations, Inc.
Silicon Laboratories Inc.	Lattice Semiconductor Corporation	Synaptics Incorporated
Power Integrations, Inc.	Power Integrations, Inc.	Diodes Incorporated
MaxLinear, Inc.	Rambus Inc.	MaxLinear, Inc.
SiTime Corporation	SiTime Corporation	Wolfspeed, Inc.
Allegro = 50th percentile	Allegro = 65th percentile	Allegro = 30th percentile

The Compensation Committee uses the market analysis as a reference point to ensure that our executive compensation program is competitive with market practice for our Peer Group. In the case of each executive officer, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if their position is sufficiently similar to the positions identified in the data to make the comparison meaningful. The Compensation Committee reviews a full array of competitive market data as part of this comparison process rather than isolating a particular percentile with respect to any portion of the executives’ pay. Ultimately, the Compensation Committee’s decisions with respect to each executive’s total compensation, and each individual compensation element, are based in large part on its assessment of the Company’s and the individual’s performance.

INNOVATION WITH PURPOSE	34

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Elements

We use the following key elements to compensate our NEOs:

Compensation Element	Purpose	Timing of Payment(s)
Base Salary Representing the only fixed element of total direct compensation	• Provide a competitive fixed rate of pay relative to similar positions in the market • Enable the Company to attract and retain critical executive talent	• Paid bi-weekly throughout the year
Annual Incentive Plan (AIP) Cash-settled and tied to the achievement of short-term (one year or less) Company financial and / or strategic goals	• Focus executive officers on achieving progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation	• Lump-sum payment in the first quarter of the following fiscal year for executives as of the payment date [1]
Long-Term Incentives (LTI) Comprised of a selection of equity awards and vesting criteria tailored to promote long-term alignment of pay with shareholders
•
Focus our executive officers on long-term relative and absolute performance goals that strongly align with and drive shareholder value creation, as well as support the Company’s leadership retention strategy
• Annual equity awards generally vest over a three-year period from date of grant
1.
For fiscal year 2026, Messrs. Doogue and D’Antilio received 100% and approximately 75%, respectively, of their target AIP award in the form of PSUs with the same metrics and weightings as the AIP to reduce cash-based compensation expense and to further align to the interests of shareholders through additional stock-based compensation.

Variation in competitive positioning among executives is to be expected, to recognize differences in individual performance, tenure, or scope of responsibility relative to market. However, for fiscal year 2026, we generally targeted each compensation element within a competitive range (+/- 15% for base salary and AIP target compensation, +/- 20% for grant date fair value of long-term incentives) of the market 50th percentile.

Fiscal Year 2026 Base Salaries

NEO base salaries are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Our Compensation Committee annually reviews and determines the base salaries of our executives (with the exception of the CEO, whose base salary is reviewed and recommended by the Compensation Committee and approved by the non-employee members of the Board).

In fiscal year 2025, the Compensation Committee approved base salary increases for two of our NEOs that were delayed as a cost-saving initiative and not implemented until after the beginning of fiscal year 2026. The following table represents these base salary increases that were previously approved by the Compensation Committee in fiscal year 2025 but were not effective until April 5, 2025.

Name	FY 2024 Base Salary ($)	FY 2025 Base Salary ($)	Increase ($)	Increase (%)	Reason for Change
Derek P. D’Antilio	425,000	450,000	25,000	5.9%	Merit
Sharon S. Briansky	400,000	410,000	10,000	2.5%	Merit

During fiscal year 2026, the Compensation Committee conducted an annual review of the base salaries of the NEOs, approving adjustments for two of our NEOs. Mr. Doogue did not have a base salary increase during the 2026 fiscal year following his promotion to CEO effective February 23, 2025. Messrs. Madormo and Coleman were also not a part of the 2026 fiscal year base salary review because their base salaries for the year were negotiated in connection with their offers of employment, the terms of which were previously approved by the Compensation Committee. For fiscal year 2026, the following base salary increases were implemented effective June 14, 2025 for the applicable NEOs, as shown in the table below. In deciding whether to make any annual adjustments, the Compensation Committee considered factors including each NEO’s performance, tenure, and job responsibilities, in addition to considering market information from Meridian’s February 2025 competitive analysis.

INNOVATION WITH PURPOSE	35

EXECUTIVE AND DIRECTOR COMPENSATION

The following table represents fiscal year 2026 salary increases effective June 14, 2025.

Name	FY 2025 Base Salary ($)	FY 2026 Base Salary ($)	Increase ($)	Increase (%)	Reason for Change
Derek P. D’Antilio	450,000	467,500	17,500	3.9%	Merit
Sharon S. Briansky	410,000	427,000	17,000	4.1%	Merit

Sign-On Bonus for Mr. Coleman

In connection with Mr. Coleman’s appointment and to incentivize Mr. Coleman to join Allegro, the Compensation Committee approved a one-time cash sign-on bonus in the amount of $300,000, that was paid to Mr. Coleman within 30 days of his start date. In determining the size of this award, the Compensation Committee considered the scope and challenge of the Senior Vice President and General Manager, Products role, Mr. Coleman’s extensive knowledge and experience, forfeiture of awards at his prior employer, and the competitive market for executive talent. To ensure alignment with the Company’s long-term interests and to provide a strong retention incentive, the sign-on bonus is subject to a rigorous repayment provision. Under the terms of Mr. Coleman’s offer letter, the entire $300,000 must be reimbursed to the Company if he voluntarily terminates employment in less than one year. If Mr. Coleman voluntarily terminates his employment after one year but in less than two years, he is required to make a prorated repayment based on the number of months worked during that second year.

Fiscal Year 2026 AIP

Each of our NEOs participated in our AIP in fiscal year 2026, which is focused on rewarding our executive officers for annual operating performance that meets or exceeds pre-established goals. The Compensation Committee annually reviews and approves each NEO’s target bonus opportunity (expressed as a percentage of base salary) under the AIP (with the exception of the CEO, whose target bonus opportunity is recommended by the Compensation Committee and approved by the non-employee members of the Board). During the first quarter of fiscal year 2026, the Compensation Committee reviewed Mr. D’Antilio’s and Ms. Briansky’s target bonus opportunities and did not approve any changes from fiscal year 2025. As part of its AIP target determinations, the Compensation Committee considered the same factors as in its deliberations relating to base salaries, as well as our desire to motivate achievement of short-term financial objectives via meaningful annual incentive opportunities. The target bonus opportunity for fiscal year 2026 for Mr. Doogue was determined in connection with his promotion to CEO in February 2025, and each of Mr. Madormo and Mr. Coleman’s bonus opportunities were negotiated in connection with the terms of their offer letters in connection with their agreement to join the Company, the terms of which were previously approved by the Compensation Committee. The target bonus opportunities for our NEOs for fiscal 2026 are as follows:

Executive Officers	2026 Target AIP (% of Base Salary)
Michael C. Doogue	125.0%
Derek P. D’Antilio	80.0%
Richard A. Madormo	75.0%
Sharon S. Briansky	75.0%
Troy T. Coleman	75.0%

The actual amount of the annual bonuses paid under the AIP each year may be more or less than the applicable NEO’s target bonus opportunity, depending on Company performance against a set of pre-established performance metrics. For fiscal year 2026, these Company performance metrics included Performance EBIT (weighted 50%) and revenue (weighted 50%). The annual bonuses under the AIP are also subject to potential increase or reduction at the discretion of the Compensation Committee (or the Board in the case of the CEO), based on individual NEO performance during the fiscal year (the “Multiplier for Individual Performance”). The Compensation Committee has not historically used a Multiplier for Individual Performance for our individual NEO AIP awards but maintains the flexibility to do so. In accordance with the maximum limits in the AIP, no executive officer’s AIP award for a given year can exceed 200% of their target, regardless of AIP performance or an officer’s Multiplier for Individual Performance.

For fiscal year 2026, Messrs. Doogue and D’Antilio elected to receive 100% and approximately 75%, respectively, of their Target AIP award in the form of AIP PSUs. Messrs. Doogue and D’Antilio elected, and the Compensation Committee supported this election, in order to reduce the Company’s cash-based compensation expense and further align their interests with the interests of shareholders through additional stock-based compensation. The metrics for the AIP PSUs

INNOVATION WITH PURPOSE	36

EXECUTIVE AND DIRECTOR COMPENSATION

were identical to the metrics in the fiscal year 2026 AIP but did not permit any Multiplier for Individual Performance. The AIP PSU awards were granted in May 2025 and vested, based on achievement of the metrics, on May 16, 2026 in the Company’s open trading window following the release of its earnings for the 2026 fiscal year. For additional details on the AIP PSUs, see “AIP PSU Awards” in the “Fiscal Year 2026 Equity Compensation” section below.

The table below illustrates AIP determinations at various levels of performance and the actual performance in fiscal year 2026 for each metric. For performance between points referenced in the table, straight line interpolation is used for the determination of actual achievement of performance metrics. target aip mix% 50% 50% performance ebit revenue

Weighting	Performance Metric		Threshold	Target	Maximum	Actual Performance	Weighted Pool Funding [2]
50%	Revenue	Performance Goals ($M)	$684.3	$805.0	$925.8	$890.1	85.2%
		% Pool Funding	50%	100%	200%	170.4%
50%	Performance EBIT [1]	Performance Goals ($M)	$84.4	$105.5	$126.6	$125.6	97.6%
		% Pool Funding	50%	100%	200%	195.3%
Total Pool Funding							182.9%
1.
Actual performance for Performance EBIT for the period is calculated from GAAP operating income, as adjusted as provided in Appendix A.
2.
Total Pool Funding rounds to 182.9% after application of weighting on revenue and Performance EBIT.

In May 2026, the Compensation Committee assessed the Company’s fiscal year 2026 achievement of the corporate performance objectives, as detailed in the table above. The sum of the Performance EBIT and revenue portions of the pool funding resulted in total pool funding at 182.9% of target. While the terms of the AIP permit the Compensation Committee to do so, the Compensation Committee did not choose to exercise discretion based on individual performance for fiscal year 2026 AIP cash payout determinations, and so the Multiplier for Individual Performance for all NEOs was 1.0. The table below illustrates the final AIP cash payout determinations for each NEO receiving an AIP payment.

Executive Officers	2026 Target AIP ($)	Less Target AIP PSU Amount / Proration Amount [1] ($)	2026 Cash Target AIP ($)	Pool Funding per Corporate Achievement	Multiplier for Individual Performance	Final AIP Cash Payout [2] ($)
Michael C. Doogue	875,000	875,000	-	182.9%	1.00	-
Derek P. D’Antilio	374,000	280,500	93,500	182.9%	1.00	171,012
Richard A. Madormo	315,000	-	315,000	182.9%	1.00	576,135
Sharon S. Briansky	320,250	-	320,250	182.9%	1.00	585,737
Troy T. Coleman	326,250	177,466	148,784	182.9%	1.00	272,127
1.
The 2026 Cash Target AIP for Messrs. Doogue and D’Antilio is the net of their 2026 Target AIP less the Target AIP issued in AIP PSUs. Mr. Doogue did not receive any 2026 AIP in cash. The 2026 AIP payment for Mr. Coleman is prorated for time employed during fiscal year 2026.
2.
The AIP cash payments with respect to fiscal year 2026 detailed above are expected to be paid to each NEO on June 26, 2026. Mr. Coleman’s AIP payout rounds to $272,127 following application of proration and pool funding.

INNOVATION WITH PURPOSE	37

EXECUTIVE AND DIRECTOR COMPENSATION

Fiscal Year 2026 Equity Compensation

We generally use equity awards as a form of long-term incentive compensation to motivate and reward executive officers for effectively executing longer-term strategic and financial objectives. The multi-year vesting provisions of these awards also support the Company’s leadership retention strategy. The value of these equity awards is based on the value of our Common Stock, and these awards help align the interests of our executive officers with those of the Company’s shareholders. In fiscal year 2026, we also utilized short-term vesting AIP PSUs strategically as a means to reduce cash-based compensation expense and further align Messrs. Doogue and D’Antilio with the interests of shareholders through additional stock-based compensation following a cyclical industry downturn that negatively impacted semiconductor companies’ stock prices in fiscal year 2025.

In fiscal year 2026, our annual equity awards consisted of a combination of RSUs and PSUs. Further details regarding awards granted during fiscal year 2026 are set forth below. The Compensation Committee elected to evenly weight the annual equity awards between PSUs and RSUs, balancing alignment to our longer-term strategic and financial goals referenced in the PSUs and NEO retention and engagement.

For each eligible executive, the Compensation Committee considers the relative value of equity awards compared to the equity awards held by other executive officers, the desired incentive mix between PSU awards and RSU awards, a compensation analysis performed by Meridian, and the individual experience, skills and performance level of the executive officer to determine the size of equity awards.

Annual Equity Awards

The annual LTI equity awards (which excludes the AIP PSUs granted outside of our annual LTI program) granted to each of our NEOs consisted of RSUs (50% of each LTI award) and PSUs (50% of each LTI award). This revised allocation, which moved from our mix of 60% PSUs and 40% RSUs in the prior year, was intended to further strengthen the retention profile of our LTI program while maintaining a significant emphasis on performance-based compensation. The Compensation Committee believes that an equal weighting between PSUs and RSUs provides a balanced approach that rewards the achievement of rigorous long-term financial and strategic objectives through the PSUs, while ensuring management stability and continuity through the RSUs. The RSUs are scheduled to vest in three equal installments on each of May 16, 2026, 2027, and 2028, subject to continued employment through the applicable vesting date. The PSUs vest, if any, on May 16, 2028 based on achievement of three separate performance and service criteria, as modified based upon our relative total shareholder return (“TSR”) performance over the period against a custom list of Russell 3000 semiconductor and semiconductor equipment peers (the “TSR Modifier”). We believe a TSR Modifier best maintains a relative measure of our performance against broader industry performance while aligning NEO accountability to operational measures within their control.

INNOVATION WITH PURPOSE	38

EXECUTIVE AND DIRECTOR COMPENSATION

The performance metrics and TSR Modifier in the PSUs granted in fiscal year 2026 are described in greater detail in the following table.

Performance Metric [1]	PSU Award Weighting (at target)	Performance Period	Additional Service-Based Vesting after Performance Period		TSR Modifier (0.8x-1.2x)
Revenue Growth	35%	One-third allocated to each fiscal year (fiscal year 2026, fiscal year 2027, and fiscal year 2028)	Earned portion of PSU shares (if any) based on these metrics vest on May 16, 2028	x	TSR percentile vs. Russell 3000 custom list of semiconductor and semiconductor equipment peers [2]
Gross Margin Expansion	35%	One third allocated to each fiscal year (fiscal year 2026, fiscal year 2027, and fiscal year 2028)
Fiscal Year 2026 KPIs	30%	Fiscal Year 2026
1.
PSUs by metric are earned as follows:
•
The revenue growth portion is earned based on our total net sales growth (“Revenue Growth”), as compared to the prior year, with specified threshold, target and maximum goals for each of fiscal years 2026, 2027, and 2028;
•
The gross margin expansion portion is earned based on our gross margin improvement (“Gross Margin Expansion”), as compared to the prior year, with specified threshold, target and maximum goals for each of fiscal years 2026, 2027, and 2028; and
•
The key performance indicators (“KPIs”) metric portion is earned based on achievement of four strategic areas of KPIs for fiscal year 2026.
2.
Although the TSR Modifier range is 0.8x - 1.2x, (i) the TSR Modifier is capped at 1.0x if Allegro’s TSR is negative, and (ii) the TSR Modifier may not increase the overall award payout above the 200% of target.

Earned PSUs are further modified by our TSR Modifier, as described in more detail below.

Revenue Growth

The table below illustrates PSU payout determinations for the Revenue Growth metric at various levels of performance compared to fiscal year 2025 revenue. For performance between points referenced in the table, straight-line interpolation is used for the PSU vesting determination. In fiscal years 2027 and 2028, Revenue Growth is measured separately with the prior fiscal year revenue as the baseline for calculating growth. The payout for fiscal years 2026, 2027, and 2028 is averaged to calculate the payout on the overall Revenue Growth metric. The same performance goal and target setting methodology was applied to fiscal years 2027 and 2028, however, we do not prospectively disclose our Revenue Growth goals for future-year performance periods due to the risk of competitive harm that could result from premature disclosure. Although final certification by the Compensation Committee of the number of shares earned pursuant to the PSUs granted in fiscal year 2026 will take place following the end of the three-year performance period and application of the TSR Modifier described below, the Company assessed performance results following the completion of fiscal year 2026 and determined fiscal year 2026 revenue growth to be approximately 23%.

Performance Goal		Threshold	Target	Maximum
Revenue Growth Fiscal Year 2026	Goal	0.0%	11.0%	20.0%
	Payout %	50.0%	100.0%	200.0%

INNOVATION WITH PURPOSE	39

EXECUTIVE AND DIRECTOR COMPENSATION

Gross Margin Expansion

The table below illustrates PSU payout determinations for the Gross Margin Expansion metric at various levels of performance compared to fiscal year 2025 gross margin. For performance between points referenced in the table, straight-line interpolation is used for the PSU vesting determination. In fiscal years 2027 and 2028, Gross Margin Expansion is measured separately with the prior fiscal year gross margin as the baseline for calculating basis point improvement. The payout for fiscal years 2026, 2027, and 2028 is averaged to calculate the payout on the overall Gross Margin Expansion metric. The same performance goal and target setting methodology was applied to fiscal years 2027 and 2028, however, we do not prospectively disclose our gross margin goals for future-year performance periods due to the risk of competitive harm that could result from premature disclosure. Although final certification by the Compensation Committee of the number of shares earned pursuant to the PSUs granted in fiscal year 2026 will take place following the end of the three-year performance period and application of the TSR Modifier described below, the Company assessed performance results following the completion of fiscal year 2026 and determined fiscal year 2026 gross margin basis point improvement to be approximately 140.

Performance Metric		Threshold	Target	Maximum
Gross Margin Improvement Results Fiscal Year 2026	Goal	100bps	200bps	300bps
	Payout %	50.0%	100.0%	200.0%

Fiscal Year 2026 KPIs

The table below illustrates how the payout for the KPIs portion of the award will be determined. For performance between points referenced in the table, straight-line interpolation is used for the PSU vesting determination.

Performance Goal		Threshold	Target	Maximum
KPI Achievement Results in Fiscal Year 2026	Goal	1 of 4	2 of 4	4 of 4
	Payout %	50.0%	100.0%	200.0%

We have selected KPI metrics for fiscal year 2026 that we believe are critical to achieving our future growth goals and that if achieved in fiscal year 2026 would enable our future success. This component was included in our fiscal year 2026 PSU awards in order to closely tie a portion of our NEO’s long-term compensation to measurable achievements in certain strategic priority areas for our business. The four KPIs were focused on measurable achievements in the following strategic priority areas: (i) design wins for new business opportunities closed during the fiscal year, valued based on their multi-year revenue forecast, (ii) new product introductions released to market during the fiscal year, and (iii) key internal research and development milestones. Each KPI included specific and objective requirements to ensure that performance assessments remain unbiased and fact based. While the specifics of these requirements are not disclosed to protect the competitive interests of the Company, the Compensation Committee considered these requirements to be challenging yet achievable through disciplined focus and execution in the specific strategic priority areas, with certain of the KPIs being considered “stretch” goals requiring extraordinary performance. Final certification of achievement of these KPIs by the Compensation Committee will take place following the end of the three-year performance period and application of the TSR Modifier to the payout level, as described below; however, since the KPIs were required to be achieved in fiscal year 2026, the Company has preliminarily assessed performance results relative to these KPIs and determined that the requirements for achievement of each of the four KPIs was satisfied.

TSR Modifier

The number of PSUs that will ultimately be earned will be based on the total number of PSUs achieved as a result of the performance of the three metrics described above (i.e., Revenue Growth, Gross Margin Expansion, and KPIs), as multiplied by the TSR Modifier. A target TSR Modifier of 1.0 is achieved if the Company’s relative TSR over the three-year performance period equals the TSR of the median company in a custom group of companies in the Russell 3000 Index with a Global Industry Classification Standard (GICS) for “Semiconductors and Semiconductor Equipment” (the “R3000 Semiconductor Group”). For fiscal year 2026, following an analysis performed by Meridian, the Compensation Committee decided to retain the same TSR reference group used in fiscal year 2025 for assessing relative TSR in its PSU grants from the R3000 Semiconductor Group. The Russell US Indexes follow a semi-annual reconstitution schedule, so while our TSR reference group methodology is unchanged, the exact list of companies will vary over time. We based the R3000 Semiconductor Group on the company list as of the beginning of fiscal year 2026. The R3000 Semiconductor Group provides an appropriate group of peers of similar market capitalization and revenue to that of the Company and has historically maintained a strong stock price movement correlation with the Company’s stock price movement. For fiscal year 2026, the Compensation

INNOVATION WITH PURPOSE	40

EXECUTIVE AND DIRECTOR COMPENSATION

Committee elected to refine the TSR Modifier range from 0.7x to 1.3x to 0.8x to 1.2x. This adjustment was intended to reduce potential payout volatility, more closely align our executive compensation outcomes with the operational and strategic factors more directly within management’s control and reinforce the importance of achieving long-term growth of the Company. By narrowing the modifier range, the Compensation Committee ensures that while relative stock price performance remains an important component of our pay-for-performance philosophy, it does not overshadow the critical financial and operational results achieved during the performance period. The TSR Modifier can range from 0.8x to 1.2x in accordance with the table below but cannot increase the overall PSU payout above the maximum 200% of target. Straight line interpolation is used for TSR Modifier determinations for performance between minimum and target or between target and maximum. If the Company’s relative TSR is negative during the three-year performance period, the TSR Modifier is capped at a maximum of 1.0x. The table below illustrates how the TSR Modifier will be determined.

rTSR Performance Modifier
Relative TSR - TSR Percentile rank vs.	Goal	≤25th	50th	≥75th
R3000 Semiconductor Group	Multiplier (positive TSR)	0.8	1.0	1.2
	Multiplier (negative TSR)	0.8	1.0	1.0

The earned portion of the PSUs subject to fiscal year 2026 performance goals will vest, subject to continued service and achievement relative to the TSR Modifier, on May 16, 2028.

AIP PSU Awards

In addition to the annual LTI awards described above, for fiscal year 2026, Messrs. Doogue and D’Antilio, our two most highly compensated NEOs with the highest AIP targets, elected to receive 100% and approximately 75%, respectively, of their Target AIP award in the form of AIP PSUs to reduce cash-based compensation expense and further align their interests with the interests of shareholders through additional stock-based compensation, as detailed above under the heading “Fiscal Year 2026 AIP” presented on pages 36-37 of this proxy statement.

The table below illustrates the number of fiscal year 2026 target AIP PSUs granted to Messrs. Doogue and D’Antilio in May 2025, valued at $19.97 per share, which is equal to the 30-calendar day average closing price through the day prior to the grant date. The table also shows the final number of the AIP PSUs that vested in full on May 16, 2026 for Messrs. Doogue and D’Antilio in the Company’s open trading window following the release of the Company’s earnings for the 2026 fiscal year based on the payout percentage of 182.9% of target. The metrics for the AIP PSUs were identical to those under the AIP, as detailed above under the heading “Fiscal Year 2026 AIP” presented on pages 36-37 of this proxy statement, but did not contain any Multiplier for Individual Performance. Company performance metrics included Performance EBIT (weighted 50%) and revenue (weighted 50%).

Executive Officers	FY 2026 Target AIP PSUs (#)	FY 2026 Earned AIP PSUs (#)
Michael C. Doogue	43,816	80,140
Derek P. D’Antilio	14,047	25,692

INNOVATION WITH PURPOSE	41

EXECUTIVE AND DIRECTOR COMPENSATION

In May 2026, the Compensation Committee assessed the Company’s fiscal year 2026 achievement of the performance objectives under the AIP PSUs, as detailed in the table below. The sum of the Performance EBIT and revenue portions of the AIP PSU resulted in total vesting of the AIP PSUs at 182.9% of target, the same result as the AIP.

Weight	Performance Metric		Threshold	Target	Maximum	Actual Performance	Weighted Pool Funding [2]
50%	Revenue	Goals ($M)	$684.3	$805.0	$925.8	$890.1	85.2%
		Payout %	50.0%	100.0%	200.0%	170.4%
50%	Performance EBIT [1]	Goals ($M)	$84.4	$105.5	$126.6	$125.6	97.6%
		Payout %	50.0%	100.0%	200.0%	195.3%
Total Payout 182.9%
1.
Actual performance for Performance EBIT for the period is calculated from GAAP operating income, as adjusted as provided in Appendix A.
2.
Total Payout rounds to 182.9% after application of weighting on revenue and Performance EBIT.

New Hire Equity Award to Mr. Coleman

As a general practice, the Compensation Committee does not regularly grant special, one-time equity awards to its NEOs. However, the Compensation Committee retains the discretion to utilize such awards in certain limited situations where the committee believes that a targeted award serves as an effective means to accomplish particular corporate goals, such as attraction, retention, succession planning, or recognition of exceptional performance.

In connection with our appointment of Mr. Coleman as our Senior Vice President, General Manager, Products, the Company granted Mr. Coleman a new hire award of RSUs in November 2025. The Compensation Committee believed that a reasonably sized award of RSUs were the optimal vehicle to attract Mr. Coleman and retain his talent. In determining the size of this award, the Compensation Committee considered the scope and challenge of the Senior Vice President and General Manager, Products role, including Mr. Coleman’s extensive knowledge and experience, forfeiture of awards at his prior employer, and the competitive market for executive talent. Mr. Coleman’s award had a target grant date value of $2,150,000. The RSUs are scheduled to vest in three equal installments on each of May 16, 2026, 2027, and 2028, subject to continued employment through the applicable vesting date.

INNOVATION WITH PURPOSE	42

EXECUTIVE AND DIRECTOR COMPENSATION

Equity Awards Granted in Fiscal Year 2026

The table below summarizes all the equity awards granted to our NEOs in fiscal year 2026.

	Annual Equity Awards								Other Equity Awards
	PSUs At Target Level of Achievement (50% of Total LTI Award)							RSUs (50% of Total LTI Award)
Executive Officers	Revenue Growth	+	Gross Margin Expansion	+	Fiscal Year 2026 KPIs	=	Total PSUs [1]	Annual Equity Award RSUs	AIP PSUs at Target Level of Achievement	New Hire RSUs
Michael C. Doogue	52,579		52,579		45,068		150,226	150,226	43,816	—
Derek P. D’Antilio	22,785		22,785		19,530		65,100	65,098	14,047	—
Richard A. Madormo	13,145		13,145		11,267		37,557	37,557	—	—
Sharon S. Briansky	12,269		12,269		10,516		35,054	35,053	—	—
Troy T. Coleman	—		—		—		—	—	—	73,530
1.
Total PSUs under the annual equity awards may be slightly higher than the RSUs due to rounding after calculating PSUs attributed to each performance metric.

Performance-Based Equity Awards with Performance Periods Ending in 2026

In addition to the AIP PSUs detailed above, the performance period for the PSUs granted in fiscal year 2024 concluded at the end of the 2026 fiscal year:

Fiscal Year of PSU Grant	PSU Award Component	Performance Period	Threshold Performance ($M)	Target Performance ($M)	Max Performance ($M)	Actual Performance ($M)	Shares Earned
2024	Relative TSR	FY2024 - FY2026	25th	50th	75th	-24.3%, 10th	(1)
2024	Performance EBITDA	FY2024 - FY2026	1,160.2	1,450.3	1,740.4	653.5	(2)
2024	Cycle Time for 85% of RTMs (Weeks)	FY2024 - FY2026	N/A	<110	N/A	88	(3)
1.
No PSUs were earned as a result of the performance of this component of the PSU for any NEO.
2.
“Performance EBITDA” represents Adjusted EBITDA as further adjusted for the operational impact of acquisitions, as shown in Appendix A. No PSUs were earned as a result of the performance of this component of the PSU for any NEO.
3.
Messrs. Doogue and D’Antilio, and Ms. Briansky earned 3,560, 4,746, and 2,611 shares, respectively, as a result of the performance of this component of the PSU. These amounts vested on May 16, 2026, and the shares were delivered shortly thereafter. Messrs. Madormo and Coleman were not employed by the Company when the fiscal year 2024 PSUs were granted and did not receive any shares in connection with vesting.

Benefits, Perquisites and Other Compensation

We maintain broad-based benefits for all employees, and our NEOs are eligible to participate on the same basis as other U.S.-based, full-time employees. The retirement plan, as well as our other benefits, are designed to be competitive in the labor market and to provide financial protection and security for employees and their families.

Health/Welfare Plans

We offer medical, dental and vision insurance to our NEOs and pay a portion of the premiums for these benefits consistent with the arrangements for all of our other U.S.-based, full-time employees. We also provide our NEOs and other eligible employees, at our expense, with group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits; and other ancillary benefits.

Charitable Contributions Matching Program

Subject to certain limitations, we match charitable donations made by our NEOs (and our directors and other senior executives) to eligible charitable organizations, up to a $5,000 annual limit per person. All other global employees are eligible for a match under the program of up to a $2,000 annual limit per person.

INNOVATION WITH PURPOSE	43

EXECUTIVE AND DIRECTOR COMPENSATION

Service Anniversary Awards

All global employees receive cash awards in recognition of continuous service to the Company upon the attainment of certain milestone years of service. The amount of a service award is fixed regardless of title, role or position with the Company, but varies based on geography.

Inventor Awards Program

Under our Inventor Awards Program, our employees, including our NEOs, are eligible to earn cash incentives associated with U.S. patents, including upon filing invention disclosures, issuances of first, second and third patents associated with such invention disclosures, and in respect of an annual “innovation award” selected from patents issued in respect of invention filings in a given year. Incentives associated with the foregoing patent-related awards range from $100 to $5,000 per occurrence, depending on the particular type of award.

Retirement Plan

We currently maintain a 401(k) retirement savings plan (the “401(k) Plan”) for our U.S.-based employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) Plan on the same terms as other full-time employees in the U.S. The Internal Revenue Code of 1986, as amended (the “Code”), allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis or after-tax basis through contributions to the 401(k) Plan. During fiscal year 2026, we matched contributions made by participants in the 401(k) Plan up to five percent (5%) of the employee’s eligible compensation, up to the statutory eligible compensation limit, and these matching contributions were fully vested as of the date they were made.

Deferred Compensation Plan

We maintain an Executive Deferred Compensation Plan (the “DCP”) under which eligible employees, including our NEOs, are permitted to defer up to 90% of their base salary and/or up to 100% of any amount earned under the AIP. All deferrals are fully vested as of the date the deferral is made. During fiscal year 2026, we also made fully vested employer contributions to our NEOs’ (and other participants’) DCP accounts. The amounts of these contributions were designed to replace matching contributions to our 401(k) Plan for eligible wages paid over the applicable statutory limits and are capped at five percent (5%) of the participant’s annual eligible compensation that exceeds the statutory limit. Amounts deferred under the DCP may be notionally invested by participants in one or more of the investment choices offered in the DCP, all of which are investments offered in the 401(k) Plan and are subject to adjustment for earnings or losses resulting from these investments. DCP accounts are generally distributable upon the first to occur of a participant’s termination of employment (subject to a six-month delay if required by applicable regulations), the participant’s death or a change in control of the Company. Participants may also elect certain in-service or other fixed distribution dates and/or installment payments (including with respect to distributions following a termination of employment).

No Material Perquisites or Tax “Gross Ups”

We do not currently provide material perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

We generally do not provide tax “gross ups” to any of our NEOs, including in the event of a change in control or otherwise, none of our NEOs received any material tax gross ups in fiscal year 2026, and none of our NEOs as of the date hereof have any tax gross ups in any of their compensatory arrangements, with the exception of programs that are offered from time to time to all similarly situated employees across our entire employee population, regardless of role.

INNOVATION WITH PURPOSE	44

EXECUTIVE AND DIRECTOR COMPENSATION

Other Compensation

From time to time and as business needs arise, the Company may ask an employee or executive to take a temporary assignment to utilize the employee’s unique skills to assist with a strategic initiative in another country where the Company operates. During these assignments, the Company takes action, on a case-by-case basis, to ensure the assignee’s net compensation while on foreign assignment remains comparable to what the assignee would have received had the assignee remained in the home country and to compensate the assignee for additional costs and expenses related to the foreign assignment.

Compensation Policies

Prohibition on Option Re-Pricing and Backdating

We currently have no outstanding stock option awards, but if we choose to grant stock options in the future, options to purchase shares of our Common Stock will be granted with an exercise price equal to the trailing 30-calendar day average closing price of the Company’s Common Stock on Nasdaq through and including the date prior to the applicable grant date. The Allegro MicroSystems, Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) prohibits re-pricing of equity awards without shareholder approval, except in connection with certain corporate transactions involving the Company (including, without limitation, any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company stock or other securities or similar transactions).

Timing of Equity Award Grants

The effective grant date for annual equity awards is in the first quarter of our fiscal year typically on or about the date of the May Board meeting for employees (including our NEOs) and the Annual Meeting date for directors. These meetings are scheduled in advance and take place in open trading windows several trading days following the public release of our quarterly earnings. Additionally, we use the average closing price of our Common Stock over a 30-calendar day lookback period prior to the grant date to value all equity awards in order to provide more predictability to our grant process and reduce the impact of short-term stock price volatility on award valuations. For new hires, promotions and other off-cycle awards, we typically grant these awards quarterly, with the effective grant date being in open trading windows on the business day after two full trading days have elapsed following our quarterly earnings release. These off-cycle awards are granted on the next quarterly date following the date on which the employee is hired, promoted or approved for an off-cycle award, unless otherwise specified by our Board or the Compensation Committee.

The Company does not currently grant stock options to its employees, directors or other eligible recipients under the 2020 Plan or any other compensatory plans or arrangements, and there are no outstanding stock option awards.

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

During the last completed fiscal year, we did not award any stock options or stock-settled appreciation rights.

Compensation Recovery

On November 6, 2023, the Compensation Committee adopted the Clawback Policy, effective as of October 2, 2023, to comply with the requirements of Section 10D of the Exchange Act, the rules promulgated thereunder by the SEC, and the Nasdaq listing standards regarding clawback provisions. The Clawback Policy provides that if the Company is required to prepare a restatement, the Company will be required to recover reasonably promptly from any current or former executive officer of the Company any amount of incentive-based compensation received during the three fiscal years preceding the date on which the Company is required to prepare an accounting restatement that exceeds the amount of incentive-based compensation that would have been paid based on the corrected financial reporting measure. For purposes of the Clawback Policy, a restatement means an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements, or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

INNOVATION WITH PURPOSE	45

EXECUTIVE AND DIRECTOR COMPENSATION

Insider Trading Compliance and Anti-Hedging and Anti-Pledging Policies

Our Board has adopted an Insider Trading and Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and other Covered Persons (as defined in the Insider Trading and Compliance Policy), that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Compliance Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended March 27, 2026.

The Insider Trading Compliance Policy also prohibits Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause any Covered Person to no longer have the same objectives as the Company’s other shareholders. In addition, our Insider Trading Compliance Policy provides that no Covered Person may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Stock Ownership Guidelines

The Company has robust stock ownership guidelines for directors and officers that require each non-employee director who receives compensation from the Company for their Board services (“Covered Directors”) and senior officers and certain other senior employees of the Company (“Covered Executives”) to own shares of our Common Stock. Our stock ownership guidelines are limited to Covered Directors because historically some non-employee directors have served as appointees of shareholders under the Stockholders Agreement and have not received any shares of Common Stock or other compensation for their service on the Board. See the “2026 Director Compensation” section of this proxy statement for additional information regarding Board compensation.

Under the guidelines, all current Covered Directors and Covered Executives, including each of our NEOs currently serving as officers, must own shares of our Common Stock with a value equal to a certain multiple of the annual cash retainer for Board members, in the case of Covered Directors, or base salary, in the case of Covered Executives. Please refer to the table below for the applicable multiple for our Covered Directors, CEO and other Covered Executives. Equity interests that count towards the satisfaction of the ownership guidelines include unvested time-based RSUs, vested shares, including shares owned outright, shares jointly owned, shares owned in retirement accounts, and shares owned in trust or other estate planning vehicles for the benefit of a Covered Director or Covered Executive’s immediate family members. Unearned performance awards and unexercised stock options, if we were to issue stock options, do not count towards the ownership guidelines. Covered Directors and Covered Executives have four years from the date they first become a member of the Board or an officer to meet the ownership levels. For purposes of these guidelines, shares are valued based upon the then-current market value, or if higher, the value on the date of acquisition. Based on an evaluation on or about the Record Date, all of our NEOs and all Covered Directors were either in compliance with our stock ownership guidelines or are expected to be in compliance within this time window.

Covered Person	Multiple of Base Salary / Board Retainer
Covered Director	3x
Chief Executive Officer	6x
Other Covered Executives	3x

Compensation Risk Assessment

Our Compensation Committee endeavors to ensure that our employee compensation programs and practices balance risk and reward, both on an individual and Company-wide basis. To that end, our Compensation Committee has engaged in an annual review of our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent compensation consultant, Meridian. In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of all of our variable compensation plans, including the plans that our NEOs participate in as well as the Company’s sales incentive plan and variable pay plan for the Company’s factory-based employees. Based on these reviews and discussions, the Compensation Committee does not believe our compensation programs create risks that are reasonably likely to have a material adverse effect on our business.

INNOVATION WITH PURPOSE	46

EXECUTIVE AND DIRECTOR COMPENSATION

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the amount of remuneration that the Company may deduct in any calendar year for certain executive officers to $1 million. While the Compensation Committee will continue to consider the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.

“Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any tax gross ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Share-Based Compensation

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718 Compensation – Stock Compensation for all stock-based awards (“ASC 718”). ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and full value stock awards, based on the aggregate estimated grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables on pages 49-51 of this proxy statement. ASC 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statement. Stock-based compensation expense related to service-based awards is recognized evenly over the period that an executive officer is required to render service in exchange for the option or other award, while stock-based compensation expense related to performance-based awards is recognized relative to the probability of achievement of the requisite milestones during the vesting period. The Company accounts for forfeitures as they occur. Determining the fair value of certain stock-based compensation awards at the grant date requires judgment, including estimating the expected life of the stock awards and the volatility of the underlying market-based and projected future cash flow assumptions. Any changes to those estimates that the Company makes from time to time may have a significant impact on the stock-based compensation expense recorded and could materially impact the Company’s results of operations.

INNOVATION WITH PURPOSE	47

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended March 27, 2026 and included in the Company’s 2026 Proxy Statement filed in connection with the Company’s 2026 Annual Meeting of Shareholders.

June 9, 2026

Respectfully submitted by the Compensation Committee of the Board of Directors.

Mary G. Puma (Chair)

Richard R. Lury

Susan D. Lynch

Robert J. Willett

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

INNOVATION WITH PURPOSE	48

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION TABLES

2026 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended March 27, 2026.

Name and Principal Position	Fiscal Year	Salary [1] ($)	Bonus [2] ($)	Stock Awards [3] ($)	Non-Equity Incentive Plan Compensation [4] ($)	All Other Compensation [5] ($)	Total ($)
Michael C. Doogue	2026	700,000	—	9,685,198	—	74,482	10,459,680
President, Chief Executive Officer	2025	428,846	—	2,055,940	263,175	182,566	2,930,527
	2024	399,808	—	1,570,091	256,800	51,497	2,278,196
Derek P. D’Antilio	2026	463,317	—	4,063,505	171,012	27,702	4,725,536
EVP, Chief Financial Officer and	2025	425,000	—	3,267,118	61,710	40,678	3,794,506
Treasurer	2024	424,519	—	2,093,419	272,850	50,560	2,841,348
Richard A. Madormo	2026	420,000	—	2,125,350	576,135	19,565	3,141,050
SVP, Global Sales
Sharon S. Briansky	2026	423,212	—	1,983,679	585,737	22,590	3,015,218
SVP, General Counsel and Secretary	2025	400,000	—	1,883,660	54,450	37,838	2,375,948
	2024	399,520	—	1,151,496	239,680	46,436	1,837,132
Troy T. Coleman	2026	200,769	300,000	1,956,633	272,127	11,120	2,740,649
SVP and General Manager, Products
1.
Reflects salary paid during the fiscal year. Mr. Coleman joined the Company on October 13, 2025.
2.
Reflects a cash sign-on bonus paid to Mr. Coleman in fiscal year 2026 in connection with commencement of employment with the Company on October 13, 2025.
3.
Amounts shown represent the aggregate grant date fair value of RSU and PSU awards, made during fiscal years 2026, 2025, and 2024, respectively, including AIP PSUs for 2026 and 2025, in each case, calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions with respect to these awards, refer to note 18 of the Allegro MicroSystems, Inc. financial statements that were included in our 2026 Annual Report. Awards that are subject to Company financial performance metrics are accounted for as performance-based awards and are shown at 100% of the target award level as of the grant date, which was determined to be the probable outcome for such awards. At the maximum performance level of 200% and based on the grant date close price, the value of PSUs granted under the annual LTI program for fiscal year 2026 would be as follows: Mr. Doogue: $8,118,213; Mr. D’Antilio: $3,518,004; Mr. Madormo: $2,029,580, and Ms. Briansky: $1,894,318; and for AIP PSUs, Mr. Doogue: $2,367,817 and Mr. D’Antilio: $759,100. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEO for awards made during fiscal years 2026, 2025, and 2024, as applicable.
4.
Represents cash payments made (or expected to be paid, in the case of the award for fiscal year 2026) under the AIP in the first quarter of the following fiscal year for performance during the fiscal year presented. Mr. Coleman’s AIP award for fiscal year 2026 was pro-rated to reflect 166 days of 364 he was employed by the Company in fiscal year 2026. Messrs. Doogue and D’Antilio’s AIP amounts for fiscal years 2026 and 2025 and Ms. Briansky’s AIP amount for fiscal year 2025 reflect the fact that all or a portion of such NEO’s AIP award was in the form of AIP PSUs, the value of which is included in the “Stock Awards” column for the relevant year.

INNOVATION WITH PURPOSE	49

EXECUTIVE AND DIRECTOR COMPENSATION

5.
Represents All Other Compensation detailed in the table below.

Executive Officers	Fiscal Year 2026 401(k) Company Match* ($)	Charitable Contribution Company Match ($)	Nonqualified Plan Company Contribution ($)	Patent Award Payments ($)	Company HSA Contribution ($)	Net Tax Equalization Payment** ($)	Total of All Other Compensation ($)
Michael C. Doogue	19,808	5,000	27,685	1,250	1,900	18,839	74,482
Derek P. D’Antilio	13,475	5,000	8,027	—	1,200	—	27,702
Richard A. Madormo	17,365	—	—	—	2,200	—	19,565
Sharon S. Briansky	10,486	5,000	5,904	—	1,200	—	22,590
Troy T. Coleman	9,620	—	—	—	1,500	—	11,120

* Company 401(k) matching contributions can exceed the applicable Internal Revenue Service annual contribution limits in a fiscal year if matching contributions attributable to separate calendar years are made within the same fiscal year.

** Net tax equalization payment representing the difference between the actual French taxes paid on compensation related to Mr. Doogue’s foreign assignment in calendar year 2025 and the hypothetical U.S. tax that Mr. Doogue would have paid had he not been on international assignment, paid to Mr. Doogue in fiscal year 2026. Includes $1,607 of tax gross-ups related to U.S. Medicare taxes. The Company maintains a tax equalization practice for all employees serving on foreign assignment that is designed and intended to yield neither an economic benefit nor detriment to the employee as a result of the international assignment.

Grants of Plan-Based Awards in Fiscal Year 2026

The following table contains information relating to all grants of plan-based awards made to our NEOs during the 2026 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [2]	Estimated Future Payouts Under Equity Incentive Plan Awards [3]
Executive Officers	Grant Date [1]		Target ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares [4] (#)	Grant Date Fair Value of Stock Awards [5] ($)
Michael C. Doogue	5/15/2025						150,226	4,059,107
	5/15/2025	[6]		10,954	43,816	87,632		1,183,908
	5/15/2025	[7]		18,027	150,226	300,452		4,442,183
Derek P. D’Antilio			93,500
	5/15/2025						65,098	1,758,948
	5/15/2025	[6]		3,512	14,047	28,094		379,550
	5/15/2025	[7]		7,812	65,100	130,200		1,925,007
Richard A. Madormo			315,000
	5/15/2025						37,557	1,014,790
	5/15/2025	[7]		4,507	37,557	75,114		1,110,560
Sharon S. Briansky			320,250
	5/15/2025						35,053	947,132
	5/15/2025	[7]		4,206	35,054	70,108		1,036,547
Troy T. Coleman			148,784
	11/11/2025						73,530	1,956,633

1.
Grants of plan-based awards made on May 15, 2025 were approved by the Compensation Committee on May 13, 2025. Mr. Coleman’s plan-based award was approved and granted on November 11, 2025.
2.
Amounts reflect target payouts under our 2026 AIP. Mr. Doogue did not receive 2026 AIP in the form of cash and received AIP PSUs instead. Mr. D’Antilio received approximately 25% of his 2026 AIP in the form of cash and the remainder in AIP PSUs. Mr. Coleman’s 2026 AIP value is prorated for time employed by the Company in fiscal year 2026. For fiscal year 2026, there were no individual threshold payment levels under the plan, and the maximum amount of an executive officer’s AIP award cannot exceed the Plan Payout Cap described below. However, assuming no adjustments for individual performance, the minimum threshold for AIP total pool funding for all AIP awards would be 25% if only one of two 50% weighted metrics were the only metric achieved and it funded at its threshold level. Under such a scenario, and assuming each NEO received 100% of such NEO’s award, the threshold payouts under the 2026 AIP to our NEOs would be: Mr. D’Antilio: $23,375; Mr. Madormo: $78,750; Ms. Briansky: $80,063; and Mr. Coleman: $37,196. In no event will a Participant’s Award for a Participant who is a Section 16 Officer or “Executive Officer” (as such term is defined under the Exchange Act) of the Company exceed 200% of such Participant’s target Award (the “Plan Payout Cap”). In a scenario where the AIP pool funded at 200%, and assuming each NEO received 100% of such NEOs award, the maximum payouts under the 2026 AIP to our NEOs would be: Mr. D’Antilio: $187,000; Mr. Madormo: $630,000; Ms. Briansky: $640,500; and Mr. Coleman: $297,568. The actual payouts under the 2026 AIP, which

INNOVATION WITH PURPOSE	50

EXECUTIVE AND DIRECTOR COMPENSATION

are expected to be made in the first quarter of fiscal year 2027 to our eligible NEOs, are: Mr. D’Antilio: $171,012; Mr. Madormo: $576,135; Ms. Briansky: $585,737; and Mr. Coleman: $272,127.
3.
Represents the threshold, target and maximum payout levels for PSU awards (including AIP PSUs) granted in fiscal year 2026.
4.
Amounts in this column represent RSUs granted to NEOs in fiscal year 2026.
5.
Amounts shown represent the aggregate grant date fair value of RSU and PSU awards (at target with respect to PSUs) calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in note 18 to the Company’s audited financial statements for the fiscal year ended March 27, 2026 included in the 2026 Annual Report. In accordance with FASB ASC Topic 718, the aggregate grant date fair value of the PSUs presented above that are subject to non-market performance conditions is calculated based on the most probable outcome of the performance conditions as of the grant date, which was determined to be 100% of the target award level. The amounts set forth may be more or less than the value ultimately realized based upon, among other things, the value of our Common Stock at the time of vesting of the stock awards, whether the Company achieves certain performance goals and whether such awards actually vest.
6.
Represents a grant of AIP PSUs. Unlike the AIP for fiscal year 2026 described above in footnote 2, there is no individual performance adjustments under the AIP PSUs. Therefore, threshold payout levels presented in the table for these awards assume that only one of two 50% weighted metrics were the only metric achieved and it funded at its threshold payout level (50%), representing 25% of the total target AIP PSU award. Maximum payout level assumes both AIP PSU metrics are achieved at 200% of target.
7.
Represents a grant of PSUs under our LTI program. Threshold payout levels presented in the table for these awards assume that the only metric achieved is KPIs (30% weighting of target), achieved at its threshold payout level (50%), and applying the minimum TSR Multiplier of 0.8x (12% of the total target PSU award). Maximum payout level assumes achievement at 200% of target based on either metric achievement and/or application of the TSR Multiplier.

INNOVATION WITH PURPOSE	51

EXECUTIVE AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2026

The following table details the number of stock awards outstanding for each NEO as of March 27, 2026. None of our NEOs held any option awards as of March 27, 2026.

		Stock Awards
Executive Officers	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested [1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [1] ($)
Michael C. Doogue	5/16/2022	5,537	[2]	166,774	-		-
	5/15/2023	5,273	[3]	158,823	-		-
	5/15/2023	4,459	[4]	134,305	-		-
	6/11/2024	16,558	[5]	498,727	-		-
	6/11/2024	-	[6]	-	37,257	[6]	1,122,181
	5/15/2025	150,226	[7]	4,524,807	-		-
	5/15/2025	80,140	[8]	2,413,817			-
	5/15/2025	-	[9]	-	300,452	[9]	9,049,614
Derek P. D’Antilio	5/16/2022	6,389	[2]	192,437	-		-
	5/15/2023	7,031	[3]	211,774	-		-
	5/15/2023	5,945	[4]	179,063	-		-
	6/11/2024	22,997	[5]	692,670	-		-
	6/11/2024	-	[6]	-	51,746	[6]	1,558,590
	5/15/2025	65,098	[7]	1,960,752	-		-
	5/15/2025	25,692	[8]	773,843	-		-
	5/15/2025	-	[9]	-	130,200	[9]	3,921,624
Richard A. Madormo	3/24/2025	14,626	[10]	440,535	-		-
	5/15/2025	37,557	[7]	1,131,217	-		-
	5/15/2025	-	[9]	-	75,114	[9]	2,262,434
Sharon S. Briansky	5/16/2022	4,259	[2]	128,281	-		-
	5/15/2023	3,867	[3]	116,474	-		-
	5/15/2023	3,270	[4]	98,492	-		-
	6/11/2024	11,499	[5]	346,350	-		-
	6/11/2024	-	[6]	-	25,875	[6]	779,355
	5/15/2025	35,053	[7]	1,055,796	-		-
	5/15/2025	-	[9]	-	70,108	[9]	2,111,653
Troy T. Coleman	11/11/2025	73,530	[7]	2,214,724	-		-
1.
Market values are based on the closing price of our Common Stock on Nasdaq of $30.12 as of March 27, 2026, the last trading day of our 2026 fiscal year.
2.
Represents remaining RSUs from an award that vested in substantially equal installments on each of the first four anniversaries of May 16, 2022. On May 16, 2026, the remaining portion of the award shown in the table vested in full for the number of shares shown in the table.
3.
Represents RSUs that vested in substantially equal installments on each of the first three anniversaries of May 16, 2023. On May 16, 2026, the remaining portion of the award shown in the table vested in full for the number of shares shown in the table.
4.
Represents PSUs that vested on the attainment of specified performance goals linked to relative TSR and specified financial and product development goals over a performance period covering fiscal years 2024 through 2026. Amounts shown represent the unvested portion of the award at the end of the 2026 fiscal year for relative TSR, cumulative Performance EBITDA, and Cumulative Cycle Time and are shown at the actual performance of 0% for relative TSR, 75.8% for fiscal year 2024 cumulative Adjusted EBITDA, 0% for fiscal year 2024-2026 cumulative Performance EBITDA, and 100% for Cumulative Cycle Time. On May 16, 2026, the remaining portion of the award shown in the table vested in full for the number of shares shown in the table.
5.
Represents RSUs that vest in substantially equal installments on each of the first three anniversaries of May 16, 2024. On May 16, 2026, one half of the RSUs shown in the table vested.
6.
Represents PSUs that vest on the attainment of specified performance goals linked to relative TSR and specified financial goals and product development goals over a performance period covering fiscal years 2025 through 2027. Amounts are shown at target level because these metrics were trending above threshold but below target at fiscal year end. The award is scheduled to vest on May 16, 2027.
7.
Represents RSUs that vest in substantially equal installments on each of the first three anniversaries of May 16, 2025. On May 16, 2026, one third of the RSUs shown in the table vested.

INNOVATION WITH PURPOSE	52

EXECUTIVE AND DIRECTOR COMPENSATION

8.
Represents AIP PSUs that vested on the attainment of specified financial goals and product development goals over a performance period covering fiscal year 2026. Amounts are shown at the actual performance level of 182.9% for the metrics. On May 16, 2026, the award shown in the table vested in full for the number of shares shown in the table.
9.
Represents PSUs that vest on the attainment of specified performance goals linked to relative TSR and specified financial goals and product development goals over a performance period covering fiscal years 2026 through 2028. Amounts are shown at the maximum level because these metrics were trending above target but below maximum at fiscal year end. The award is scheduled to vest on May 16, 2028.
10.
Represents RSUs that vested 50% on March 24, 2026, with 25% scheduled to vest on each of March 24, 2027 and March 24, 2028. The remaining 50% of this award shown in the table will vest in substantially equal installments on March 24, 2027 and on March 24, 2028.

Option Exercises and Stock Vested in Fiscal Year 2026

The following table sets forth information for our NEOs regarding the value realized during the 2026 fiscal year related to shares acquired upon vesting of previously granted stock awards. None of our NEOs held any option awards during the fiscal year ended March 27, 2026.

	Stock Awards
Executive Officers	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [1] ($)
Michael C. Doogue	55,212	1,518,882
Derek P. D’Antilio	118,988	4,001,282
Richard A. Madormo	14,626	476,515
Sharon S. Briansky	75,690	2,522,347
Troy T. Coleman	—	—
1.
Amounts are calculated by multiplying the number of shares vested by the closing stock price of our Common Stock on Nasdaq on the applicable vesting date.

Nonqualified Deferred Compensation Table

We maintain the DCP for our executives, and all of our NEOs are eligible to participate. The following table contains information regarding the DCP for the fiscal year ended March 27, 2026.

Executive Officers	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY [2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael C. Doogue	—	27,685	71,760	—	837,122
Derek P. D’Antilio	10,788	8,027	114,993	—	1,005,709
Richard A. Madormo	—	—	—	—	—
Sharon S. Briansky	84,539	5,904	29,168	—	446,621
Troy T. Coleman	21,750	—	(1,329)	—	20,421
1.
Amounts represent Company contributions to the DCP included as Other Compensation in the Summary Compensation Table.
2.
Amounts represent change in DCP account value during the fiscal year. None of the amounts in this column have been included in the Summary Compensation Table.

INNOVATION WITH PURPOSE	53

EXECUTIVE AND DIRECTOR COMPENSATION

Potential Payments upon Termination or Change in Control

Overview

The information provided in the following tables reflects the amount of incremental compensation required to be paid to each NEO in the event of a change in control of the Company, or a termination of the NEO’s employment. For purposes of the disclosure, we have assumed that all triggering event(s) took place on March 27, 2026, and we used the closing price per share on Nasdaq of our Common Stock on March 27, 2026 ($30.12), the last trading day of the 2026 fiscal year. Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:

•
when the event actually occurs;
•
the number of outstanding but unvested stock awards then held by the NEO;
•
awards granted after March 27, 2026;
•
the Company’s relative TSR over a specified period and its performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards; and
•
the Company’s stock price as of the date of such event.

Specifically excluded from the information and tables below are any amounts which are not contingent upon the occurrence of the triggering event(s) or payments pursuant to Company benefit plans that are generally available to all U.S. salaried employees of the Company and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance, long-term disability insurance, etc.).

Severance and Employment Agreements

In connection with his promotion to CEO, on February 23, 2025, the Company entered into an employment agreement with Mr. Doogue (the “Employment Agreement”). Pursuant to the Employment Agreement, effective as of February 23, 2025, Mr. Doogue’s annual base salary was increased from $400,000 to $700,000, and his annual target bonus was increased from 75% to 125% of his annual base salary. Mr. Doogue did not receive any cash payments or new equity awards in connection with his promotion. Pursuant to the Employment Agreement, if Mr. Doogue is terminated without cause or resigns for “good reason,” he will be eligible to receive certain severance payments and benefits.

We entered into severance agreements with Ms. Briansky (the “Briansky Severance Agreement”) and Mr. D’Antilio (the “D’Antilio Severance Agreement”) in connection with their hiring on December 6, 2021 and January 10, 2022, respectively. Both the Briansky Severance Agreement and the D’Antilio Severance Agreement were amended on May 15, 2023 to remove a tax gross up provision related to post-employment healthcare coverage. We entered into a severance agreement with Messrs. Madormo and Coleman in March 2025 and November 2025, respectively, in connection with their hiring (the “Madormo Severance Agreement” and “Coleman Severance Agreement” and, together with the Briansky Severance Agreement and the D’Antilio Severance Agreements, the “Severance Agreements”).

INNOVATION WITH PURPOSE	54

EXECUTIVE AND DIRECTOR COMPENSATION

The Severance Agreements and the Employment Agreement provide that if a NEO’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each such term as defined in the applicable agreement) (a “Qualifying Termination”), subject to the executive’s execution of an effective general release of claims and continued compliance with applicable non-competition, non-solicitation and (in the case of Mr. Doogue) other restrictive covenants applicable to the executive pursuant to their respective pre-IPO share award agreement, we will pay or provide the executive with the following severance benefits:

Benefit upon Qualifying Termination under applicable NEO agreement	Michael C. Doogue	Derek P. D’Antilio	Richard A. Madormo / Sharon S. Briansky / Troy T. Coleman
Cash Severance [1]	Lump sum cash payment equal to 2.0 times his then-current base salary and target bonus		Lump sum cash payment equal to 1.0 times the NEO’s then-current base salary and target bonus
Prorated Bonus [1]

Cash payment equal to the amount of the executive’s target bonus in effect on the applicable date of termination, prorated for the number of days the executive was employed by the Company during the year of such termination

Treatment of RSU Awards	Accelerated vesting of outstanding RSU awards with respect to the number of shares that would have become vested on the next applicable vesting date following such Qualifying Termination	Any then-outstanding incentive equity awards (then-held by the NEO) will be governed by the applicable equity incentive plan or award agreement
Treatment of PSU Awards

Prorated vesting of outstanding PSU awards, with the applicable performance conditions being deemed achieved at the greater of the target performance level or the trending performance level, as determined by the Compensation Committee

Any then-outstanding incentive equity awards (then-held by the NEO) will be governed by the applicable equity incentive plan or award agreement
Continued Company-paid Health Care Coverage	For up to 18 months following termination	For up to 18 months following termination [2]
1.
Subject to applicable withholding and for delays in distribution that may be required to comply with tax regulations related to deferred compensation and the timely signing of a general release of claims, if applicable, the cash severance benefit and prorated bonus will be paid in a lump-sum payment within fifteen days following termination for each NEO, with the exception of Mr. Doogue, whose payments are required to be made on the first regular payroll date following the date his general release of claims becomes effective and irrevocable.
2.
Following a market review of executive severance terms, the Compensation Committee amended, on a prospective basis for new executive officers, the Company’s form of executive severance agreement to, among other things, reduce the period of continued Company-paid health care coverage post-termination to 12 months. Mr. Coleman’s agreement is on the new form and provides for 12 months of continued Company-paid health care coverage post-termination. All other NEOs have 18 months of Company-paid health care coverage post-termination.

Potential Payments upon Termination not Involving a Change in Control

Our NEOs would be entitled to severance payments and benefits in the event their employment with us is terminated following an involuntary termination, which would include a termination of the officer’s employment by us without cause or a resignation for good reason, or a Qualifying Termination. For more information, refer to the discussion above under the heading “Severance and Employment Agreements.” In addition, upon a Qualifying Termination outside of a 24-month period following a change in control of our Company, or a termination due to death or disability, an executive’s RSUs which are eligible to vest on the next vesting date following such termination will vest, and a prorated portion of such executive’s PSUs would vest as of the date of such termination, with the applicable performance conditions being deemed achieved at the greater of the target performance level or the trending performance level at the time of termination, as determined by the Compensation Committee.

INNOVATION WITH PURPOSE	55

EXECUTIVE AND DIRECTOR COMPENSATION

Potential Payments upon Termination or a Change in Control

Under the terms of the executive RSU and PSU award agreements, if an NEO has a Qualifying Termination within 24 months following a change in control of the Company, all outstanding equity incentive awards held by such executive under the 2020 Plan will vest, with the award agreement for outstanding PSUs specifying that performance for these awards shall be measured based on the greater of target or trending performance. “Cause” is defined under the 2020 Plan as the definition given to such term in a NEO’s severance or employment agreement.

Section 280G of the Code

Mr. D’Antilio’s and Ms. Briansky’s Severance Agreements each provide that in the event that the cash severance and prorated bonus benefits set forth in the table in the “Severance and Employment Agreements” section above, the health care continuation coverage benefit, and/or any other payment, coverage or benefit, including any accelerated vesting of Company equity compensation, provided in respect of Mr. D’Antilio’s or Ms. Briansky’s employment or termination of employment would constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code or would subject Mr. D’Antilio or Ms. Briansky to an excise tax under Section 4999 of the Code, then, provided that the requirements of Treas. Reg. Section 1.280G-1 Q&A-6(a)(2)(i) are met, the Company shall use its reasonable best efforts to obtain shareholder approval with respect to such parachute payments pursuant to Section 280G(b)(5)(B) of the Code, subject to Mr. D’Antilio’s or Ms. Briansky’s execution of a contingent waiver of his or her receipt of, or entitlement to retain, any such parachute payments, to the extent necessary to obtain such shareholder approval.

Mr. Doogue’s Employment Agreement and the Severance Agreements with Messrs. Madormo and Coleman each contain a provision that provides that in the event that any payment or benefit received or to be received by Mr. Doogue, Mr. Madormo or Mr. Coleman, as applicable, including the benefits set forth in the “Severance and Employment Agreements” section above, would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the total payments due to such executive shall be reduced to the extent necessary to ensure that no portion of the total payments are subject to the Excise Tax, but only if (i) the net amount of the total payments, as so reduced, is greater than or equal to (ii) the net amount of the total payments without a reduction, in each case after taking into account the net amount of certain taxes and the phase out of itemized deductions and personal exemptions attributable to potential payments.

INNOVATION WITH PURPOSE	56

EXECUTIVE AND DIRECTOR COMPENSATION

Termination / Change in Control Table

The following table shows potential payments to our NEOs under the executive severance arrangements and with respect to their outstanding equity incentive awards for various scenarios involving a termination of employment or a change in control, assuming such event occurred on March 27, 2026 and, where applicable, using a price of our Common Stock of $30.12, which was the closing price of our Common Stock on Nasdaq on March 27, 2026, the last trading day of the 2026 fiscal year:

Executive Officers /	Cash Severance	Prorated Bonus	Benefit Continuation	Equity Awards [1]	Total
Triggering Event	($)	($)	($)	($)	($)
Michael C. Doogue
Termination Following Change in Control	3,150,000	875,000	43,821	13,970,027	18,038,848
Death/Disability	—	—	—	7,019,138	7,019,138
Qualifying Termination	3,150,000	875,000	43,821	7,019,138	11,087,959
Derek P. D’Antilio
Termination Following Change in Control	1,683,000	374,000	43,821	7,714,459	9,815,280
Death/Disability	—	—	—	4,106,595	4,106,595
Qualifying Termination	1,683,000	374,000	43,821	4,106,595	6,207,416
Richard A. Madormo
Termination Following Change in Control	735,000	315,000	43,821	2,809,421	3,903,242
Death/Disability	—	—	—	1,007,268	1,007,268
Qualifying Termination	735,000	315,000	43,821	1,007,268	2,101,089
Sharon S. Briansky
Termination Following Change in Control	747,250	320,250	28,348	3,679,933	4,775,781
Death/Disability	—	—	—	1,770,508	1,770,508
Qualifying Termination	747,250	320,250	28,348	1,770,508	2,866,356
Troy T. Coleman
Termination Following Change in Control	761,250	148,784	29,214	2,214,724	3,153,972
Death/Disability	—	—	—	738,241	738,241
Qualifying Termination	761,250	148,784	29,214	738,241	1,677,489

1.
Amounts reflect the aggregate value of RSUs and PSUs, valued using the closing price of our Common Stock on March 27, 2026 ($30.12).

RSUs – With respect to RSUs, amounts in the table include an additional tranche of vesting for a Qualifying Termination and for a termination in connection with death or disability, and vesting in full for a termination following a Change in Control.

PSUs – Performance Valuation – PSUs are valued and presented in the table as follows:

(i)
With respect to PSUs that were subject to completed performance periods as of March 27, 2026 but remained unvested as of that date, these PSUs are presented at the actual level of performance.
(ii)
With respect to PSUs subject to ongoing performance periods as of March 27, 2026, these PSUs are valued and presented in the table as follows:
a.
FY25 PSUs - For PSUs granted in fiscal year 2025 (“FY25 PSUs”), per the terms of the award agreement the performance metrics for performance periods ending after March 27, 2026 were, in aggregate, trending at or below target and would have paid out at target, for a hypothetical termination event on March 27, 2026, so these performance factors were used to calculate the value of the FY25 PSUs as of March 27, 2026.
b.
FY26 PSUs - For PSUs granted in fiscal year 2026 (“FY26 PSUs”), per the terms of the award agreement the performance metrics for performance periods ending after March 27, 2026 were, in aggregate, trending above target and would have paid out at trending performance, for a hypothetical termination event on March 27, 2026, so these performance factors were used to calculate the value of the FY26 PSUs as of March 27, 2026.

PSUs – Number of Shares Included – The number of PSUs included in the table is based on the nature of the termination event, as follows:

(i)
Termination Following A Change in Control - Per the terms of the PSU award agreements, all outstanding PSUs would vest in full upon a termination following a Change in Control.
(ii)
Death/Disability and Qualifying Termination - Per the terms of the PSU award agreements, amounts in the table represent the prorated portion of the award through March 27, 2026.

INNOVATION WITH PURPOSE	57

EXECUTIVE AND DIRECTOR COMPENSATION

2026 DIRECTOR COMPENSATION

The director compensation program provides for annual cash retainer fees and long-term equity awards for certain of our eligible non-employee directors. For details of our director compensation program, see “Director Compensation Program” below.

The following table contains information concerning the compensation paid or payable to our non-employee directors in respect of fiscal year 2026 services.

Directors [1]	Fees Earned or Paid in Cash [2] ($)	Stock Awards [3] ($)	All Other Compensation [4] ($)	Total ($)
Joseph Martin [5]	138,167	182,231	—	320,398
Katsumi Kawashima [6]	—	—	—	—
Richard Lury [7]	89,239	182,231	—	271,470
Susan Lynch [8]	109,239	182,231	—	291,470
Krishna Palepu [9]	86,857	182,231	—	269,088
Mary Puma [10]	100,243	182,231	5,000	287,474
Jennie Raubacher [11]	86,168	182,231	5,000	273,399
Yoshihiro (Zen) Suzuki [12]	77,010	182,231	—	259,241
1.
Mr. Doogue is not included in this table because he was an employee of the Company during fiscal year 2026 and did not receive any compensation for his service as a director. All compensation paid to Mr. Doogue for the services he provided to the Company during fiscal year 2026 is reflected in the Summary Compensation Table. Messrs. White and Willett are not included because they joined the Board after the end of fiscal year 2026.
2.
Amounts represent the annual cash retainer(s) paid in respect of services provided in fiscal year 2026, payable in quarterly calendar year installments in arrears. For additional details regarding cash retainers, see “Director Compensation Program” below.
3.
Amounts reflect the full grant-date estimated fair value of stock awards granted during the 2026 fiscal year computed in accordance with ASC Topic 718, Compensation—Stock Compensation. See note 18 of the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2026 for a discussion of the relevant assumptions used in calculating these amounts. The amounts reported in this column reflect the aggregate grant date fair value as determined for financial accounting purposes and do not correspond to the actual economic value that may be received by the directors from these awards.

The table below shows the aggregate number of unvested RSUs held as of March 27, 2026 by each non-employee director who was serving as of March 27, 2026. None of our non-employee directors held any vested or unvested stock options as of March 27, 2026.

Directors	Unvested Restricted Stock Units Outstanding at 2026 Fiscal Year End * (#)
Joseph Martin	5,932
Katsumi Kawashima	—
Richard Lury	5,932
Susan Lynch	5,932
Krishna Palepu	5,932
Mary Puma	5,932
Jennie Raubacher	5,932
Yoshihiro (Zen) Suzuki	5,932

* Amounts represent RSUs that will vest in full on the date of the Annual Meeting, subject to the director’s continued service through the vesting date.

4.
Amounts represent matching contributions by the Company to qualified charitable organizations under our director gift matching program.
5.
Amount represents fees paid in fiscal year 2026 for the Board retainer and for services provided as the Lead Independent Director, the Chair of the Board, a member and Chair of the NGC, a member of the Strategy Committee, and a member of the Audit Committee during all or a portion of the fiscal year.

INNOVATION WITH PURPOSE	58

EXECUTIVE AND DIRECTOR COMPENSATION

6.
During fiscal year 2026, Mr. Kawashima served on our Board as a designee of Sanken. Mr. Kawashima did not receive compensation for his service on our Board.
7.
Amount represents fees paid in fiscal year 2026 for the Board retainer and for services provided as a member of the NGC, a member of the Compensation Committee, and a member of the Strategy Committee during all or a portion of the fiscal year.
8.
Amount represents fees paid in fiscal year 2026 for the Board retainer and for services provided as Chair and a member of the Audit Committee, a member of the Compensation Committee and a member of the Strategy Committee during all or a portion of the fiscal year.
9.
Amount represents fees paid in fiscal year 2026 for the Board retainer and for services provided as a member of the Chair of the NGC and as a member of the Strategy Committee during all or a portion of the fiscal year.
10.
Amount represents fees paid in fiscal year 2026 for the Board retainer and for services provided as Chair and a member of the Compensation Committee, a member of the Strategy Committee and a member of the NGC during all or a portion of the fiscal year.
11.
Amount represents fees paid in fiscal year 2026 for the Board retainer and for services provided as a member of the Audit Committee and as Chair and member of the Strategy Committee during all or a portion of the fiscal year.
12.
Amount represents fees paid in fiscal year 2026 for the Board retainer and for services provided as the Chair of the Board and a member of the Strategy Committee during all or a portion of the fiscal year.

Director Compensation Program

Our director compensation program for fiscal year 2026 is described below. Under our program, compensation is made to each member of the Board who is not an employee of the Company, Sanken, or their respective subsidiaries (each, an “Eligible Director”).

Meridian performs a biennial competitive market analysis of our director compensation programs to ensure that the total compensation packages the eligible, non-employee members of our Board are within a reasonably competitive range of companies of similar industry, size and complexity.

The Board, upon the recommendation of the Compensation Committee, amended the non-employee director compensation program twice during fiscal year 2026 to ensure our compensation remains competitive and aligned with our governance structure. In August 2025, the Board increased the total annual cash compensation retainer provided to the Chair of the Board to $140,000. The Compensation Committee also elected to perform an off-cycle review in November 2025 to ensure our program remained aligned with the rapidly evolving competitive landscape. Following an analysis prepared by Meridian, it was determined that certain components of our director compensation were not aligned with market competitive practices of our peer group. To ensure our ability to continue to attract and retain high-caliber director talent with the specialized industry expertise required to oversee our strategic objectives, the Board, upon the recommendation of the Compensation Committee, approved targeted adjustments to our director compensation policy. These adjustments, which include changing from annual RSU grants to fully vested Common Stock, reimbursement of spousal travel in connection with certain Board-related functions, and introducing a non-qualified deferred compensation plan, were intended to bring our director compensation into closer alignment with our peer group and better reflect the significant time commitment and responsibilities associated with service on our Board. Accordingly, the cash compensation reported in the “Fees Earned or Paid in Cash” column of the Director Compensation table above reflects the prorated impact of the program amendments. The amendments to the non-employee director compensation program in November 2025 also included (1) the addition of the Director Deferred Compensation Plan as defined and described below and (2) the removal of the annual cash retainer for the Strategy Committee Chair of $10,000 and the annual cash retainer for members of the Strategy Committee of $8,500, both of which were removed in connection with the Board’s decision to dissolve the Strategy Committee in November 2025.

Annual Cash Compensation

Compensation for Eligible Directors	Annualized Cash Retainer ($)
Annual Cash Retainer (Chairman of the Board)	140,000
Annual Cash Retainer (Other than Chairman of the Board)	70,000
Additional Cash Retainer for Chair of Audit Committee	25,000
Additional Cash Retainer for Chair of Compensation Committee	20,000
Additional Cash Retainer for Chair of NGC	12,500
Additional Cash Retainer for member of Audit Committee	10,000
Additional Cash Retainer for member of Compensation Committee	10,000
Additional Cash Retainer for member of NGC	5,000

INNOVATION WITH PURPOSE	59

EXECUTIVE AND DIRECTOR COMPENSATION

Annual cash retainers are earned on a quarterly basis based on a calendar quarter and are paid by the Company in arrears. In the event an Eligible Director joins the Board in the middle of a calendar quarter or does not serve as a director, or in the applicable positions described above for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as a director, or in such position, as applicable.

Equity Compensation

During fiscal year 2026, each Eligible Director serving on the Board as of the date of the Annual Meeting was granted an award of RSUs with a value of approximately $205,000, as determined by dividing the amount by the trailing 30-calendar day average closing price of the Company’s Common Stock on Nasdaq through and including the date prior to the applicable grant date. Each annual award vests in full on the date of the next annual meeting following the grant date, subject to the Eligible Director’s continued service through the applicable vesting date.

Eligible Directors elected or appointed to serve on the Board or who become an Eligible Director on a date other than the date of the Annual Meeting will be granted a prorated award in the first year of service or eligibility on the Board.

Deferred Compensation Plan

In November 2025, upon the recommendation of the Compensation Committee, the Board adopted the Allegro MicroSystems, Inc. Nonqualified Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”), which became effective for compensation earned in calendar year 2026. The plan is intended to further align the long-term interests of our non-employee directors with those of our shareholders by providing them with an opportunity to increase their ownership stake in the Company. Under the terms of the plan, eligible U.S.-based directors may make an irrevocable annual election to defer, on an “all-or-nothing” basis, 100% of their annual cash retainer fees and/or 100% of their annual equity grant. All amounts deferred under the plan are converted into and held as deferred stock units, ensuring the value of the deferred compensation is directly tied to our stock performance. These amounts are fully vested at the time of deferral and the underlying stock is distributed to the director following a separation from service from the Board. For compensation earned in fiscal year 2026, no eligible directors under the Director Deferred Compensation Plan elected to defer any amounts under the plan.

Expenses

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings and participating in director education programs on matters relevant to the Company and its business.

Charitable Contributions Matching Program

Subject to certain limitations, we match charitable donations made by our Eligible Directors to eligible charitable organizations, up to a $5,000 annual limit per person.

INNOVATION WITH PURPOSE	60

EXECUTIVE AND DIRECTOR COMPENSATION

Other Compensation

The Company may, from time to time, reimburse non-employee directors for travel expenses incurred by their spouses or partners to attend certain Board-related functions. The Compensation Committee and the Board believe this practice fosters greater collegiality and a more cohesive and effective Board. In accordance with SEC regulations, the incremental cost to the Company for such travel is considered a perquisite. The fair market value of this benefit is treated as taxable imputed income to the director, and the director is responsible for paying all applicable income taxes on this amount. For compensation earned in fiscal year 2026, no director received perquisites, including spousal travel reimbursement, with a total value of $10,000 or more.

Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K and the rules adopted by the SEC pursuant to Section 953(a) of the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and non-PEO NEOs (“Non-PEO NEOs”) and Company financial performance for each of the fiscal years listed below. The Compensation Committee did not directly consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

									Value of Initial Fixed $100 Investment Based on: [4]
Year	Summary Compensation Table Total for Ravi Vig ¹ ($)	Summary Compensation Table Total for Vineet Nargolwala [1] ($)	Summary Compensation Table Total for Michael C. Doogue [1] ($)	Compensation Actually Paid to Ravi Vig [1,2,3] ($)	Compensation Actually Paid to Vineet Nargolwala [1,2,3] ($)	Compensation Actually Paid to Michael C. Doogue [1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs [1] ($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net (Loss) Income ($ Thousands)	Performance EBIT ($ Thousands) ⁵
2026	—	—	10,459,680	—	—	13,192,521	3,405,613	4,341,697	119.19	240.08	(14,653)	125,577
2025	—	11,005,040	2,930,527	—	9,559,892	1,766,319	2,807,168	1,725,409	98.38	137.94	(72,763)	68,556
2024	—	7,001,603	—	—	(4,253,826)	—	2,280,501	(3,628,582)	106.69	157.91	152,888	306,175
2023	35,348,581	10,128,514	—	8,300,753	22,659,744	—	3,289,690	9,200,243	189.91	104.01	187,494	282,560
2022	11,191,041	—	—	21,149,326	—	—	4,272,620	3,460,448	115.47	113.49	119,555	180,627
1.
Ravi Vig was our PEO during fiscal year 2022 and for a portion of fiscal year 2023 until his retirement on June 13, 2022. Vineet Nargolwala served as our PEO for the portion of fiscal year 2023 beginning as of June 13, 2022, for all of fiscal year 2024, and for fiscal year 2025 until his departure on February 23, 2025. Michael C. Doogue served as our PEO for the portion of fiscal year 2025 beginning as of February 23, 2025 and for all of fiscal year 2026. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2022	2023 & 2024	2025	2026
Derek P. D’Antilio	Derek P. D’Antilio	Derek P. D’Antilio	Derek P. D’Antilio
Michael C. Doogue	Michael C. Doogue	Suman S. Narayan	Richard A. Madormo
Max R. Glover	Max R. Glover	Sharon S. Briansky	Sharon S. Briansky
Thomas C. Teebagy, Jr.	Sharon S. Briansky	Max R. Glover	Troy T. Coleman
Paul V. Walsh, Jr.
Christopher E. Brown
2.
The amounts shown represent Compensation Actually Paid to the Company’s PEO(s) for the applicable fiscal year and the average Compensation Actually Paid to our remaining NEOs for the relevant fiscal year, calculated in accordance with Item 402(v) of Regulation S-K, which do not reflect compensation actually earned, realized, or received by the Company’s PEO(s) or Non-PEO NEOs. These amounts reflect the total compensation reported in the Summary Compensation Table for the applicable fiscal year, with certain adjustments as described in footnote 3 below.

INNOVATION WITH PURPOSE	61

EXECUTIVE AND DIRECTOR COMPENSATION

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. The fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the 2022, 2023, 2024, 2025 and 2026 fiscal years. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with FASB ASC 718. Amounts in the Exclusion of Stock Awards column below are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Michael C. Doogue ($)	Exclusion of Stock Awards for Michael C. Doogue ($)	Inclusion of Equity Values for Michael C. Doogue ($)	Compensation Actually Paid to Michael C. Doogue ($)
2026	10,459,680	(9,685,198)	12,418,039	13,192,521

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2026	3,405,613	(2,532,292)	3,468,376	4,341,697

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Michael C. Doogue ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Michael C. Doogue ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Michael C. Doogue ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Michael C. Doogue ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Michael C. Doogue ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Michael C. Doogue ($)	Total - Inclusion of Equity Values for Michael C. Doogue ($)
2026	12,291,580	(20,641)	—	147,100	—	—	12,418,039

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2026	3,010,840	7,909	—	449,627	—	—	3,468,376
4.
For the relevant fiscal year, represents the cumulative total shareholder return (“Peer Group TSR”) of the Philadelphia Semiconductor Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, assuming an initial fixed investment point of $100, and that all dividends, if any, were reinvested.
5.
Consistent with our determination in 2025, we determined that Performance EBIT in our compensation plans, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2026. Performance EBIT is a non-GAAP financial measure explained in Appendix A of this proxy statement.

INNOVATION WITH PURPOSE	62

EXECUTIVE AND DIRECTOR COMPENSATION

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between Compensation Actually Paid (“CAP”) to our PEOs, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years. This chart also compares our cumulative TSR over the four most recently completed fiscal years to that of the Philadelphia Semiconductor Index over the same period. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends, if any, were reinvested.cap vs tsr and peer group tsr $25,000 $20,000 $15,000 $10,000 $5,000 $0 ($5,000) $(10,000) fy 2022 fy 2023 fy 2024 fy 2025 fy 2026 300 250 200 150 100 50 0 tsr peo - 1 rv peo 3 - md peo -2 vn avg neo Company tsr (FY22 indexed to $100) peer group tsr cap ($k)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and our net income for each of the five most recently completed fiscal years.cap vs. net income $25,000 $20,000 $15,000 $10,000 $5,000 $0 ($5,000) $(10,000) fy 2022 fy 2023 fy 2024 fy 2025 fy 2026 $250,000 $200,000 $150,000 $100,000 $50,000 $- $950,000) $(100,000) net income ($k) cap ($K) peo 1-rv peo 22 - vn peo 3 - MD avg NEO net income ($K)

CAP vs. Net Income
CAP ($K)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
Net Income ($K)
$250,000
$200,000
$150,000
$100,000
$50,000
$0
($50,000)
($100,000)
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
PEO 1 - RV
PEO 2 - VN
PEO 3 - MD
Avg NEO
Net Income ($K)

INNOVATION WITH PURPOSE	63

EXECUTIVE AND DIRECTOR COMPENSATION

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Performance EBIT

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and Performance EBIT during the five most recently completed fiscal years..cap vs. performance ebit $25,000 $20,000 $15,000 $10,000 $5,000 $0 ($5,000) $(10,000) cap ($k) peo 1 - rv peo 2 - vn peo 3 - md avg neo performance ebit ($k) fy 2022 fy 2023 fy 2024 fy 2025 fy 2026 $350,000 $300,000 $250,000 $200,000 $150,000 $100,000 $100,000 $50,000 $- performance ebit ($K)

CAP vs. Performance EBIT
CAP ($K)
Net Income ($K)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
PEO 1 - RV
PEO 2 - VN
PEO 3 - MD
Avg NEO
Performance EBIT ($K)

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to be the most important in linking CAP to our PEOs and Non-PEO NEOs for 2026 to Company performance. The measures in this table are not ranked.

Performance EBIT
Performance EBITDA
Total Revenue
Relative TSR

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our other employees.

The total compensation for 2026 to our CEO as of the end of our 2026 fiscal year, using the same methodology as was used to calculate the amounts in the Summary Compensation Table on page 49 was $10,459,680. The annual total compensation for fiscal year 2026 for our median-compensated employee, determined to be an employee located in the Philippines, and identified as discussed below, was $7,419, as calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for fiscal year 2026, the ratio of the annual total compensation of our CEO to the total annual compensation of our median-compensated employee was approximately 1,410 to 1.

INNOVATION WITH PURPOSE	64

EXECUTIVE AND DIRECTOR COMPENSATION

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

For our 2026 pay ratio, we evaluated our workforce as of December 31, 2025 and used fiscal year 2026 as the measurement period. We identified the median-compensated employee using the consistently applied compensation measure of annualized base pay in U.S. dollars for each employee employed as of December 31, 2025. We annualized the compensation measure for permanent employees who joined in calendar year 2025. We captured all full-time, part-time, seasonal and temporary employees, consisting of approximately 4,375 individuals. Mr. Doogue served as our CEO for all of fiscal year 2026.

The annual total compensation of the median-compensated employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is an estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. To assist our directors and executive officers in meeting these requirements, the Company takes on the responsibility of preparing and filing these reports on their behalf.

Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended March 27, 2026, all of our officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, with the exception of one Form 4 report for Ian Kent, Senior Vice President of Global Operations, reporting a single transaction that was not filed on a timely basis due to an administrative error.

INNOVATION WITH PURPOSE	65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors, each of our NEOs and all current directors and executive officers as a group as of June 10, 2026, unless otherwise indicated.

The number of shares beneficially owned by each shareholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of June 10, 2026 is computed on the basis of 186,309,064 shares of our Common Stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of June 10, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 955 Perimeter Road, Manchester, New Hampshire, 03103. We believe, based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Sanken Electric Co., Ltd. [1]	59,732,782	32.1%
FMR LLC [2]	27,421,206	14.7%
Vanguard Group [3]	14,719,541	7.9%
Capital Research Global Investors [4]	13,111,292	7.0%
BlackRock Inc. [5]	12,843,406	6.9%
Named Executive Officers and Directors
Sharon S. Briansky	34,782	*
Troy T. Coleman	10,340	*
Derek P. D’Antilio	154,476	*
Michael C. Doogue [6]	346,308	*
Katsumi Kawashima	—	*
Richard R. Lury [7]	18,857	*
Susan D. Lynch [7]	12,805	*
Richard A. Madormo	10,208	*
Joseph R. Martin [7]	35,179	*
Krishna G. Palepu [7,8]	10,511	*
Mary G. Puma [7]	17,483	*
Jennie M. Raubacher [7]	14,976	*
Yoshihiro (Zen) Suzuki [7]	213,560	*
Brian C. White	—	*
Robert J. Willett [9]	1,094	*
All executive officers and directors as a group (17 individuals)	889,536	0.5%

* Represents beneficial ownership of less than 1%.

1.
Based on information provided to the Company by Sanken. The address of Sanken Electric Co., Ltd. is 3-6-3 Kitano, Niiza-shi, Saitama-ken, 352-8666, Japan.
2.
Based on a Schedule 13G/A filed with the SEC on May 6, 2026 by FMR LLC (the “FMR Schedule 13G/A”). FMR LLC is the beneficial owner of 27,421,206 shares of our Common Stock, with the sole power to vote or to direct the vote on 27,384,848 shares of our Common Stock and the sole power to dispose or to direct the disposition of 27,421,206 shares of our Common Stock. The FMR Schedule 13G/A also reported that Fidelity Management & Research Company LLC is an entity that beneficially owns 5% or greater of the outstanding shares of the shares of Common Stock reported on the FMR Schedule 13G/A and that Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR LLC, and members of the Johnson family, as predominant owners of FMR LLC, may be

INNOVATION WITH PURPOSE	66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

deemed to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
3.
Based on a Schedule 13G/A filed with the SEC on November 12, 2024 by the Vanguard Group. The Vanguard Group is the beneficial owner of 14,719,541 shares of our Common Stock, with the shared power to vote or to direct the vote on 41,865 shares of our Common Stock, the sole power to dispose or to direct the disposition of 14,527,924 shares of our Common Stock, and the shared power to dispose or to direct the disposition of 191,617 shares of our Common Stock. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over our Common Stock beneficially owned by various Vanguard Group subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).
4.
Based on a Schedule 13G/A filed with the SEC on February 12, 2026 (the “CRGI Schedule 13G/A”) by Capital Research Global Investors (“CRGI”). CRGI reported in the CRGI Schedule 13G/A that it is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”) and that CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” CRGI also reported in the CRGI Schedule 13G/A that it is deemed to be the beneficial owner of 13,111,292 shares of our Common Stock, with the sole power to vote or to direct the vote on and the sole power to dispose or to direct the disposition of 13,111,292 shares of our Common Stock. The address of CRGI is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
5.
Based on a Schedule 13G filed with the SEC on November 8, 2024 by BlackRock, Inc. BlackRock, Inc. is the beneficial owner of 12,843,406 shares of our Common Stock, with the sole power to vote or to direct the vote on 12,572,654 shares of our Common Stock and the sole power to dispose or to direct the disposition of 12,843,406 shares of our Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
6.
Includes 346,308 shares of Common Stock held by The Michael C. Doogue Revocable Trust of 2015, of which Mr. Doogue is a trustee, including 93,511 shares of Common Stock transferred from direct to indirect ownership on June 5, 2026.
7.
Includes 5,932 RSUs that will vest on August 5, 2026.
8.
Includes 550 shares of Common Stock held indirectly by Dr. Palepu’s spouse.
9.
Consists of RSUs that will vest on August 5, 2026.

INNOVATION WITH PURPOSE	67

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy that provides that our Audit Committee will approve or ratify related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. The policy provides that the Audit Committee shall review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, taking into account any conflicts of interest and/or corporate opportunity provisions of our corporate governance documents and, if applicable, whether such transaction will impair a director or director nominee’s independence. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below that were entered into during or after the fiscal year ended March 27, 2026 were approved in accordance with our related person transaction policy. Transactions described below from before our IPO were entered into prior to the adoption of our related person transaction policy.

Related Person Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section entitled “Executive and Director Compensation,” the following is a description of each transaction or agreement since March 28, 2025 and each currently proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our Common Stock, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.

The following descriptions include summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2026 Annual Report.

Related Party Agreements

Wafer Foundry Agreement

Effective January 26, 2023, the Company and Polar Semiconductor, LLC (“PSL”), the ultimate parent company of which the Company has an ownership interest in, as described in greater detail below, entered into a Wafer Foundry Agreement for the fabrication of wafers (the “WFA”). The WFA replaced an existing Wafer Foundry Agreement with PSL, which was due to expire on March 31, 2023. The WFA had an initial three-year term, and auto renews for subsequent one-year terms, unless terminated by either party providing two years notice. Pursuant to the WFA, the Company provides a rolling annual forecast for three years, the first two years of which were binding. If the Company fails to purchase the forecasted number of wafers for either of the first two years, it will pay a penalty for any shortfall for the given year. The parties also agreed upon production lead-times, as well as wafer, alignment and mask pricing for the first two years of the term. Any changes to such pricing are and have been subject to mutual agreement. During the fiscal year ended March 27, 2026, the Company made aggregate purchases of approximately $62.5 million from PSL pursuant to the WFA. Accounts payable to PSL totaled $4.8 million as of March 27, 2026.

INNOVATION WITH PURPOSE	68

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Capacity Commitment Agreement

On April 18, 2025, the Company and PSL entered into a SG8 Commitment Agreement to fix the number of SG8 wafers PSL will fabricate for the Company and the Company will purchase from PSL during the 2028 and 2029 fiscal years. On December 18, 2025, the Company and PSL entered into an Amended and Restated Capacity Commitment Agreement whereby the Company has secured wafers for calendar year 2026 through calendar year 2030 at a commitment of approximately 178,000 wafers per year for the term of the agreement. This Amended and Restated Capacity Commitment Agreement includes commitments for SG8 wafers, thereby superseding the April 18, 2025 SG8 Commitment Agreement. Pursuant to the Amended and Restated Capacity Commitment Agreement, the Company agreed to make an advanced payment of $45 million to PSL for PSL products, with such prepayment to be made in nine monthly payments of $5 million from January 15, 2026 through September 15, 2026.

Sublease Agreement

On April 1, 2023, our subsidiary, Allegro MicroSystems Japan GK (“Allegro Japan”), entered into a sublease agreement with Sanken pursuant to which Allegro Japan subleases certain office building space in Japan from Sanken. The sublease automatically renews on an annual basis unless either party provides notice to the other party otherwise, and the agreement can be terminated by either party upon providing six months’ notice. We made aggregate payments of approximately $277,770 to Sanken under the sublease agreement during the fiscal year ended March 27, 2026.

Relationships of our Directors with Sanken and PSL

Yoshihiro (Zen) Suzuki, a current member of our Board, served as a consultant to PSL from July 2022 until April 30, 2025. Katsumi Kawashima, a current member of our Board, has served as a Senior Vice President of Sanken since June 2023. He has also served as an officer of Sanken since June 2021 and as a member of the board of directors of Sanken since June 2022. See “Corporate Governance—Stockholders Agreement” on page 19 for additional information.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

INNOVATION WITH PURPOSE	69

SHAREHOLDERS’ PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103 not later than February 24, 2027.

Shareholders intending to present a proposal at the 2027 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a proposal or nomination for the 2027 Annual Meeting of Shareholders no earlier than April 6, 2027 and no later than May 7, 2027. The notice must contain the information required by the Bylaws, a copy of which is available upon written request to our Secretary. In the event that the date of the 2027 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after August 5, 2027, then our Secretary must receive such written notice not earlier than the 120th day and not later than the close of business on the 90th day prior to the 2027 Annual Meeting or, if later, the close of business on the 10th day following the day the Company first publicly discloses the date of the 2027 Annual Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2027 Annual Meeting of shareholders, we intend to file a proxy statement and WHITE proxy card with the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will use their discretion to vote thereon.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors, and officers is based upon information received from the individual directors and officers.

INNOVATION WITH PURPOSE	70

ANNUAL REPORT ON FORM 10-K

A copy of Allegro’s Annual Report on Form 10-K for the fiscal year ended March 27, 2026, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record as of June 10, 2026 without charge upon written request addressed to:

Allegro MicroSystems, Inc.

Attention: Secretary

955 Perimeter Road

Manchester, New Hampshire 03103

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at investors.allegromicro.com/financials/annual-reports. You also may access our Annual Report on Form 10-K for the fiscal year ended March 27, 2026 at investors.allegromicro.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED PRINTED COPIES OF OUR PROXY MATERIALS, YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Sharon S. Briansky, Senior Vice President, General Counsel and Secretary

Manchester, New Hampshire

June 24, 2026

INNOVATION WITH PURPOSE	71

APPENDIX A - NON-GAAP FINANICAL MEASURES

In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider include non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Income, Performance EBIT, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, non-GAAP Profit before Tax, non-GAAP Income Tax Provision (Benefit), non-GAAP Effective Tax Rate, non-GAAP Net Income Attributable to Allegro MicroSystems, Inc., non-GAAP Basic and Diluted Earnings per Share, non-GAAP Free Cash Flow, and non-GAAP Free Cash Flow as a percentage of net sales (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Income Tax Provision (Benefit), management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Income Tax Provision (Benefit) across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. These Non-GAAP Financial Measures are used by both management and our Board, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures, such as gross profit, gross margin, net income (loss) or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. These Non-GAAP Financial Measures exclude costs related to acquisition and unrelated integration expenses, amortization of acquired intangible assets, stock-based compensation, restructuring actions, related-party activities and other non-operational costs.

Non-GAAP Income Tax Provision (Benefit)

In calculating the non-GAAP Income Tax Provision (Benefit), we adjust for the tax effect of adjustments to GAAP results which represents the estimated income tax effect of the adjustments to non-GAAP Profit before Tax described below. We also adjust for any discrete tax items and the impact of non-recurring tax law changes to ensure the non-GAAP Income Tax Rate (“NG ETR”) reflects future operations.

Our fiscal year 2026 and 2027 NG ETR excludes the impact of the 2025 One Big Beautiful Bill Act’s one-time research and development amortization election which accelerates the amortization of previously capitalized domestic research and development over a two-year period. The NG ETR is applied to non-GAAP Profit before Tax to arrive at the tax effect of adjustments to GAAP results.

	Fiscal Year Ended
	March 27, 2026	March 28, 2025
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit
GAAP Gross Profit	$411,970	$321,527
GAAP Gross Margin (% of net sales)	46.3%	44.3%

Transaction-related costs	—	14
Purchased intangible amortization	20,357	19,582
Restructuring costs	2,838	4,088
Stock-based compensation	3,955	2,877
Other costs	935	—
Total Non-GAAP Adjustments	$28,085	$26,561
Non-GAAP Gross Profit	$440,055	$348,088
Non-GAAP Gross Margin (% of net sales)	49.4%	48.0%

INNOVATION WITH PURPOSE	72

APPENDIX A - NON-GAAP FINANICAL MEASURES

	Fiscal Year Ended
	March 27, 2026	March 28, 2025	March 29, 2024	March 31, 2023	March 25, 2022
	(Dollars in thousands)
Reconciliation of Performance EBIT
GAAP Operating Income (Loss)	$18,487	$(19,802)	$196,244	$203,307	$136,650
Transaction-related costs (benefit)	663	2,938	22,438	(57)	(497)
Impairment of assets held for sale	6,590	—	—	—	—
Impairment of long-lived assets	—	—	13,218	—	—
Purchased intangible amortization	22,542	21,722	11,034	1,957	1,182
Restructuring costs	16,949	15,525	9,310	5,227	4,655
Stock-based compensation	47,910	41,867	42,457	61,798	33,548
Other costs [1]	12,436	6,306	3,897	5,944	2,618
Total Non-GAAP Adjustments	107,090	88,358	102,354	74,869	41,506

Non-GAAP Operating Income	$125,577	$68,556	$298,598	$278,176	$178,156
One-time contract cost	—	—	—	—	2,472
Acquisition-related adjustments	—	—	7,577	4,383	—
Performance EBIT	$125,577	$68,556	$306,175	$282,559	$180,628

1. Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

	Fiscal Year Ended
	March 27, 2026	March 28, 2025
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA
GAAP Net Loss	$(14,653)	$(72,763)
GAAP Net Loss Margin (% of net sales)	(1.6)%	(10.0)%

Interest Expense	22,135	30,366
Interest Income	(776)	(1,524)
Income tax benefit	(248)	(12,933)
Depreciation & amortization	67,593	64,502
EBITDA	$74,051	$7,648

Transaction-related costs	663	5,742
Impairment of assets held for sale	6,590	—
Restructuring costs	16,057	15,112
Stock-based compensation	47,910	41,867
Loss on change in fair value of forward repurchase contract	—	34,752
Other costs [1]	24,796	7,911
Adjusted EBITDA	$170,067	$113,032
Adjusted EBITDA Margin (% of net sales)	19.1%	15.6%

1. Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

INNOVATION WITH PURPOSE	73

APPENDIX A - NON-GAAP FINANICAL MEASURES

	Fiscal Year Ended
	March 27, 2026	March 28, 2025
	(Dollars in thousands)
Reconciliation of Non-GAAP Profit before Tax
GAAP Loss before Income Taxes	$(14,901)	$(85,696)

Transaction-related costs	663	5,742
Transaction-related interest	1,955	1,314
Impairment of assets held for sale	6,590	—
Purchased intangible amortization	22,542	21,722
Restructuring costs	17,184	15,317
Stock-based compensation	47,910	41,867
Loss on change in fair value of forward repurchase contract	—	34,752
Other costs [1]	25,715	12,351
Total Non-GAAP Adjustments	$122,559	$133,065
Non-GAAP Profit before Tax	$107,658	$47,369

1. Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

	Fiscal Year Ended
	March 27, 2026	March 28, 2025
	(Dollars in thousands)
Reconciliation of Non-GAAP Income Tax (Benefit) Provision
GAAP Income Tax Benefit	$(248)	$(12,933)
GAAP Effective Tax Rate	1.7%	15.1%

Tax effect of adjustments to GAAP Results	7,610	14,200
Non-GAAP Income Tax Provision	$7,362	$1,267
Non-GAAP Effective Tax Rate	6.8%	2.7%

INNOVATION WITH PURPOSE	74

APPENDIX A - NON-GAAP FINANICAL MEASURES

	Fiscal Year Ended
	March 27, 2026	March 28, 2025
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income
GAAP Net Loss Attributable to Allegro MicroSystems, Inc. [1]	$(14,897)	$(73,010)
GAAP Basic weighted average common shares	185,035,670	187,707,391
GAAP Diluted weighted average common shares	185,035,670	187,707,391
GAAP Basic Loss per Share	$(0.08)	$(0.39)
GAAP Diluted Loss per Share	$(0.08)	$(0.39)
Transaction-related costs	663	5,742
Transaction-related interest	1,955	1,314
Impairment of assets held for sale	6,590	—
Purchased intangible amortization	22,542	21,722
Restructuring costs	17,184	15,317
Stock-based compensation	47,910	41,867
Loss on change in fair value of forward repurchase contract	—	34,752
Other costs [2]	25,715	12,351
Total Non-GAAP Adjustments	122,559	133,065
Tax effect of adjustments to GAAP results [3]	(7,610)	(14,200)
Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc	$100,052	$45,855
Basic weighted average common shares	185,035,670	187,707,391
Diluted weighted average common shares	186,318,359	188,629,402
Non-GAAP Basic Earnings per Share	$0.54	$0.24
Non-GAAP Diluted Earnings per Share	$0.54	$0.24

1. GAAP Net Loss Attributable to Allegro MicroSystems, Inc. represents GAAP Net Loss adjusted for Net Income Attributable to non-controlling interests.

2. Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consists of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions, income (loss) in earnings of equity investments, and unrealized losses (gains) on investments.

3. To calculate the tax effect of adjustments to GAAP results, the Company considers each Non-GAAP adjustment by tax jurisdiction and reverses all discrete items to calculate an annual NG ETR. This NG ETR is then applied to Non-GAAP Profit Before Tax to arrive at the tax effect of adjustments to GAAP results.

	Fiscal Year Ended
	March 27, 2026	March 28, 2025
	(Dollars in thousands)
Reconciliation of Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$163,069	$61,913
GAAP Operating Cash Flow (% of net sales)	18.3%	8.5%

Purchases of property, plant and equipment	(38,176)	(39,955)
Non-GAAP Free Cash Flow	$124,893	$21,958
Non-GAAP Free Cash Flow (% of net sales)	14.0%	3.0%

INNOVATION WITH PURPOSE	75

allegro microsystems INNOVATION WITH PURPOSE VOTE Your vote matters – here's how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ALGM or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ALGM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2026 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2 and 3. 1. To elect three individuals to the Board of Directors for three-year terms expiring in 2029: For Withhold 01 - Jennie M. Raubacher For Withhold 02 - Brian C. White For Withhold 03 - Robert J. Willett For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending March 26, 2027. For Against Abstain 3. To approve, on an advisory basis, the Company's executive compensation. B Authorized Signatures — This section must be completed for your vote to be executed in accordance with the terms on the reverse side. Please sign and date below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 32BV 049THD

2026 Annual Meeting of Allegro MicroSystems, Inc. Shareholders The 2026 Annual Meeting of Shareholders of Allegro MicroSystems, Inc. will be held on August 5, 2026 at 8:30 a.m. ET virtually via the Internet at meetnow.global/ALGM2026. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/ALGM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ALGM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ALLEGRO MICROSYSTEMS, INC. Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors for Annual Meeting — August 5, 2026 The Shareholder signing on the reverse side (the "undersigned"), having received the Fiscal 2026 Annual Report, Notice of Annual Meeting of Shareholders and the Proxy Statement of Allegro MicroSystems, Inc. (the "Company"), hereby appoint(s) Michael C. Doogue, Derek P. D'Antilio, and Sharon S. Briansky, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Company's Annual Meeting of Shareholders to be held on August 5, 2026, and all adjournments thereof (the "Meeting"), and to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors of the Company in the event that any of the nominees are unavailable to serve. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending March 26, 2027, and FOR approval, on an advisory basis, of the Company's executive compensation. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.